SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule  14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        VIDEO LOTTERY TECHNOLOGIES, INC.
                  ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (4)  Proposed maximum aggregate value of transaction:

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               [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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          (6)  Date Filed:

                       VIDEO LOTTERY TECHNOLOGIES [LOGO]
                              2311 South 7th Avenue
                                Bozeman, MT 59715
                              ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 21, 1997
                              ---------------------

To the Stockholders of Video Lottery Technologies, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders (together with any adjournments or postponements thereof, the "Meeting") of Video Lottery Technologies, Inc. (the "Company"), will be held on August 21, 1997 at the Company's facilities at 2311 South 7th Avenue, Bozeman, Montana 59715, at 10:00 a.m. local time, for the purpose of considering and voting on the following matters:

          (1)  Election  of one  Class 3  director  to  serve  on the  Board  of
               Directors;
          (2) Amendment to the Company's 1991 Employee Stock Purchase Plan eliminating certain restrictions and increasing the number of shares available for issuance to Plan Participants for Purchase Period 1996 and for subsequent Purchase Periods by 500,000 shares, which addition would make a total of 700,000 of shares reserved under the plan;
          (3) Amendment to the Company's 1994 Stock Incentive Plan to increase the number of available shares issuable thereunder by 500,000 shares, which addition would make a total of 1,500,000 shares reserved under the plan, and to allow for the issuance of restricted stock in lieu of cash compensation to non-employee directors;
          (4) Proposal to grant repriced employee and non-employee director stock options under the Company's 1994 Stock Incentive Plan, 1993 Stock Option Plan for Non-Employee Directors, 1992 Stock Incentive Plan and 1991 Stock Option Plan, issuable as one replacement option for every two options with an exercise price greater than $10 per share and one replacement option for each option with an exercise price less than $10 per share with replacement options vesting over a 3-year period;
          (5) Amendment to the Company's Certificate of Incorporation to change the name of the Company to reflect more accurately the diversity of the Company's operations.
          (6) Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and
          (7)  Such other business as may properly come before the Meeting.

     These items are described more fully in the accompanying Proxy Statement, which is hereby made a part of this Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed July 17, 1997 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Meeting, and only holders of record of the Company's Common Stock at the close of business on such date will be entitled to notice of, and to vote at, the Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THIS PURPOSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ RICHARD BURT

 Bozeman, Montana           Richard R. Burt, Chairman              July 31, 1997


         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT

                        Video Lottery Technologies [Logo]
                              2311 South 7th Avenue
                                Bozeman, MT 59715
                              ---------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 21, 1997

                              ---------------------

                               GENERAL INFORMATION

     Solicitation of Proxies. This Proxy Statement (the "Proxy Statement") and the accompanying form of proxy are being furnished to stockholders of Video Lottery Technologies, Inc. ("VLT" or the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of the Company from holders of its outstanding common stock, $.01 par value per share (the "Common Stock"), for use at the 1997 Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held on Thursday, August 21, 1997, at the Company's facilities at 2311 South 7th Avenue, Bozeman, Montana 59715, at 10:00 a.m. local time. This Proxy Statement and the form of proxy are being mailed to stockholders commencing on or about July 31, 1997.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, facsimile or in person. The Company has also retained Georgeson & Company Inc. to solicit proxies in the enclosed form and will pay such firm a fee of approximately $8,000 plus reasonable expenses for so acting. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Common Stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

     Proxies. A stockholder giving the enclosed proxy may revoke it at any time before the vote is cast at the Meeting by giving written notice to the secretary of the Company, by filing with the secretary another proxy bearing a later date, or by voting in person at the Meeting. Shares represented by a properly signed and returned proxy card, unless revoked, will be voted in the manner directed by the stockholder on the card. If no direction is made on the card, the proxy will be voted for the election of the nominee for director named in this Proxy Statement and for each of the other proposals identified herein.

     Record Date. Only holders of record of shares of Common Stock as of the close of business on July 17, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon. As of the Record Date, there were 10,318,730 shares of Common Stock outstanding and entitled to vote. The only outstanding voting securities of the Company are shares of its Common Stock.

     Quorum and Required Vote. The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Meeting (a "Quorum"). In the event that a Quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies, without notice other than announcement at the Meeting. Any such adjournment

     An automated system administered by the Company's transfer agent tabulates the proxy votes in combination with a manual update and confirmation by employees of the Company. The accuracy and final tabulation will be verified by the inspector of elections. Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence of a Quorum at the Meeting and the total number of votes cast with respect to a particular matter. In the absence of controlling authority to the contrary, the Company will treat abstentions in this manner. Based on relevant authority, broker non-votes will be counted for the purpose of determining the presence of a Quorum at the Meeting, but will not be counted for the purpose of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted and, therefore, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. Consequently, broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast.

     In order to be elected, a nominee for director must receive an affirmative vote of a plurality (abstentions are not counted as shares voted) of the shares of Common Stock voted, in person or by proxy, at the Meeting. Amendment to the Company's stock plans and Certificate of Incorporation, replacement of outstanding stock options, and ratification of the appointment of KPMG Peat Marwick LLP require the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.


PROPOSAL 1 -- ELECTION OF DIRECTOR

     The Company has a classified Board of Directors consisting of three Class 1 directors (Ms. Becker and Messrs. Burt and Haddrill), two Class 2 directors (Messrs. Spier and Davey), and two Class 3 directors (Messrs. Lyons and Hardesty). The Class 1, Class 2 and Class 3 directors currently serve until the annual meetings of stockholders to be held in 1998, 1999 and 1997, respectively, and after the Meeting, until 1998, 1999 and 2000, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Vacancies on the Board of Directors and newly created directorships can generally be filled by vote of a majority of the directors then in office. Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

     At the Meeting, stockholders are being asked to elect one director to serve as a Class 3 director until the annual meeting of stockholders in 2000 and until his successor is duly elected and qualified. A stockholder agreement (the "Stockholder Agreement") entered into on February 23, 1993 between the Company and William Spier, on behalf of himself and an investor group (the "Spier Group"), among other things, grants the Spier Group the right to designate one director other than Mr. Spier, provided such person is reasonably satisfactory to a majority of the Board of Directors. William P. Lyons was appointed to the Board of Directors to fill this position. The Board of Directors (with Messrs. Spier and Lyons dissenting, see "Dissent of Messrs. Spier and Lyons") did not nominate Mr. Lyons for re-election as a Class 3 director. After the Meeting there will exist a vacancy on the Board of Directors until such time as the Spier Group appoints an individual reasonably satisfactory to a majority of the directors then in office to fill this vacancy.

     In order to be elected, a nominee for director must receive an affirmative vote of a plurality of the shares of Common Stock voted, in person or by proxy, at the Meeting.

     Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote for the election of the nominee listed below as a director for the ensuing term and until his successor is elected and qualified. In the event the nominee for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate as may be nominated by management. The Board of Directors knows of no reason to anticipate that the nominee will not be a candidate. Except as set forth below, the nominee has been engaged in his principal occupation during the past five years. There is no family relationship between any of the directors and executive officers of the Company.

     The following sets forth certain information as of July 17, 1997, concerning the nominee for election as director of the Company and the other directors whose terms of office will continue after the Meeting.

     Name                           Age      Position

     Richard R. Burt (2)             50      Chairman and Director
     James J. Davey (1)(2)           56      Vice Chairman and Director
     Patricia W. Becker (1)(2)       45      Director
     John R. Hardesty                57      Director
     William Spier(1)(2)             62      Director
     Richard M. Haddrill             44      Chief Executive Officer, President,
                                             Treasurer and Director
----------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.



Nominee for Election as Class 3 Director with Term Expiring in 2000
-------------------------------------------------------------------

     John R. Hardesty was appointed to the Board of Directors effective December 18, 1996 to fill a vacancy thereon created by the resignation of Jeffrey D. Cushman. Mr. Hardesty is chairman of Electro Dynamics Crystal Corporation, a manufacturer of electronic components for the communication industry. Mr. Hardesty also owns 100% of Thermo Dynamics, Inc., a manufacturer of synthetic quartz for the electronics industry. He serves as a director of LeTeko, Inc., a gold exploration company. From 1988 until its sale in 1995, Mr. Hardesty was the owner and chairman of Dixson Inc., a manufacturer of electronic instruments for the heavy duty truck market and process control market.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE,
EXCEPT THAT MESSRS. SPIER AND LYONS DO NOT RECOMMEND A VOTE FOR THE NOMINEE.(SEE "DISSENT OF MESSRS. SPIER AND LYONS.")


Directors with Terms Expiring in 1998
-------------------------------------

     Richard R. Burt became a director and chairman of the Company on December 15, 1994. Mr. Burt is a founder and the chairman of IEP Advisors, Inc.("IEP") in Washington D.C., a consulting and merchant banking firm. From 1991 to 1994, Mr. Burt was a partner in McKinsey & Co., a world-wide management consulting firm. During the period from 1989 to 1991, Mr. Burt served as the Chief Negotiator in the Strategic Arms Reduction Talks (START) with the former Soviet Union. He was the U.S. Ambassador to the Federal Republic of Germany from 1985 to 1989. Mr. Burt was the Assistant Secretary of State for European and Canadian Affairs from 1983 to 1985, and served as Director of Politico-Military Affairs from 1981 to 1983. Mr. Burt also serves as the Chairman of the Board of Weirton Steel, Inc., a tin-plate manufacturer, and serves on the Boards of Directors of the Paine Webber Mutual Funds, Hollinger International, a company owning newspapers in Europe, Canada, Australia and the United States, and Archer Daniels Midland, an agribusiness company. In addition, Mr. Burt is a member of the Textron Corporation's International Advisory Council and the Bank of Montreal's International Advisory Board. (See "Compensation Committee Interlocks and Insider Participation".)

     Patricia W. Becker was appointed to the Board of Directors effective January 18, 1995 to fill a newly-created position thereon. Ms. Becker is a consultant to the Company and serves as chair of its Compliance Committee. Ms. Becker served as the chief of staff to Bob Miller, Governor of Nevada, from October 1993 to January 1995. Prior to that, she was senior vice president, general counsel and secretary of Harrah's Casino Hotels from June 1989 to July 1993 and vice president, general counsel and secretary from 1984 to 1989. Ms. Becker was Deputy and Chief Deputy Attorney General assigned to the Nevada Gaming Division from 1979 until she was appointed to the State Gaming Control Board, where she served until September

1984. Ms. Becker is a vice chair for the Gaming Law Section of the American Bar Association, a past president of the Nevada Trial Lawyers Association and general counsel and a trustee of the International Association of Gaming Attorneys. Ms. Becker currently serves on the Board of Directors of Fitzgeralds Gaming Company, a Nevada based company which owns casinos. (See "Compensation Committee Interlocks and Insider Participation".)

     Richard M. Haddrill was appointed as chief executive officer of the Company on June 18, 1997 and as president of the Company and to its Board of Directors on August 21, 1996. He filled the Board vacancy created by the resignation of Stephen Vanderwoude. In addition, on June 18, 1997 he was appointed chief executive officer of the Company's Automated Wagering International, Inc. ("AWI") subsidiary, and has served as president of AWI since December 1996. Mr. Haddrill joined the Company in December 1994 as the Company's executive vice president of operations and chief financial officer. He served as chief financial officer until May 15, 1997. In December 1994, Mr. Haddrill was also appointed treasurer of the Company. In August 1995, Mr. Haddrill was appointed to the Board of Directors of the Company's United Wagering Systems, Inc. ("UWS") subsidiary, and assumed the position of chief executive officer of UWS in February 1996. From July 1992 until November 1994, Mr. Haddrill served as executive vice president -- corporate and president of international subsidiaries for Knowledgeware, Inc., a provider of application development software and services worldwide. Prior to joining Knowledgeware, Inc. in 1991 as an executive vice president and chief financial officer, Mr. Haddrill was the managing partner of the Colorado and New Mexico offices of the accounting firm of Ernst & Young from August 1989 to October 1991 and held various positions as a partner or employee with Ernst & Young from January 1975 to September 1989.

 Directors with Terms Expiring in 1999
 -------------------------------------

     James J. Davey was elected as a director of the Company effective February 25, 1993, and was elected as vice chairman on May 31, 1994. He first joined the Company as chief operating officer in October 1992. Mr. Davey served as chief executive officer from February 25, 1993 until May 31, 1994, and from February 24, 1994 until May 31, 1994, he also served as president. From October 1992 until February 1993, Mr. Davey served as president of the Company's on-line lottery services subsidiary, AWI. From 1986 to October 1992, Mr. Davey was the director for the Oregon State Lottery. From 1985 to 1986, Mr. Davey was deputy director and assistant director of administration for the Oregon State Lottery. From 1980 through 1984, Mr. Davey served as administrator for the Oregon Department of Revenue.

     William Spier became a director of the Company in July 1991. Mr. Spier was chairman of DeSoto, Inc., a detergent and household cleaning products manufacturer, from May 1991 to September 27, 1996 and chief executive officer of DeSoto, Inc., from May 1991 to January 1994 and from September 1995 to September 27, 1996. He has been president and chairman of Sutton Holding Corp., a New York based investment company, since 1989. Since 1982 Mr. Spier has been a private investor. Prior to that time, he was vice chairman of Phibro-Salomon Inc., an investment banking firm. Mr. Spier is also a director of Keystone Consolidated Industries, Inc., a manufacturer of steel and wire rod products, Geotek Communications, Inc., a wireless telecommunications company, EA Industries, Inc., an electronics contracting manufacturer, and Integrated Technology USA, Inc., a developer and marketer of computer peripherals and telecommunication devices.


Committees of the Board of Directors
------------------------------------

     The Board of Directors has established a compensation committee (the "Compensation Committee"), an audit committee (the "Audit Committee"), and a special committee (the "Special Committee"). In January 1997, the Board of Directors abolished the strategic planning committee (the "Strategic Planning Committee"). The members of these committees serve at the pleasure of the Board of Directors, and such committees provide such support and assistance to the Board of Directors as it so directs. The Board of Directors does not have a nominating committee.

     The Compensation Committee is currently comprised of Messrs. Burt, Davey and Spier and Ms. Becker with Mr. Burt serving as chairperson. During 1996 until November 7, 1996, the Compensation Committee was comprised of Messrs. Lyons and Spier and Ms. Becker, with Mr. Lyons serving as chairperson. As requested by the Board of Directors, the Compensation Committee considers and recommends to the Board of Directors the compensation to be paid to executive officers, makes decisions regarding grants under the Company's stock incentive plan, makes recommendations to the Board of Directors with respect to the Company's compensation policies, and performs such other duties as the Board of Directors may from time to time request. The Compensation Committee did not meet during 1996.

     The Audit Committee is currently comprised of Messrs. Davey and Spier and Ms. Becker with Ms. Becker serving as chairperson. During 1996 until November 7, 1996, the Audit Committee was comprised of Messrs. Lyons and Spier, with Mr. Lyons serving as chairperson, and prior to his resignation on April 4, 1996, Jeffrey D. Cushman also served on the Audit Committee. The Audit Committee reviews the Company's financial and accounting controls, practices and procedures, evaluates and recommends an independent public accounting firm to audit the financial statements of the Company and evaluates its performance. The Audit Committee also determines the duties and responsibilities of the internal accounting and auditing staff of the Company. The Audit Committee met twice during 1996.

     The Strategic Planning Committee was comprised of Ms. Becker and Messrs. Burt, Davey, Spier and Lyons with Mr. Burt serving as the chairperson. The Strategic Planning Committee was created to consider the various strategic and financial alternatives and opportunities available to the Company and to formulate an overall long-term strategic plan for the Company designed to enhance stockholder value. The Strategic Planning Committee met 10 times during 1996. The Strategic Planning Committee was abolished effective January 31, 1997.

     The Board of Directors established the Special Committee to consider a proposal made by Mr. Spier and otherwise to discharge the duties of the Strategic Planning Committee, of which Messrs. Spier and Lyons were members prior to the proposal made by Mr. Spier. Although that offer by Mr. Spier was subsequently withdrawn, the Special Committee continues to consider strategic and financial alternatives and opportunities available to the Company. The Special Committee is currently comprised of Ms. Becker and Messrs. Burt, Davey and Hardesty, with Mr. Burt serving as the chairperson. The Special Committee met three times during 1996.


Certain Additional Information Concerning the Board of Directors
----------------------------------------------------------------

     The Board of Directors held 25 meetings during 1996. All directors attended all meetings of the Board of Directors and each of the committees of the Board of Directors on which he or she served, except four board meetings that Mr.
Lyons did not attend in 1996, two meetings of the Audit Committee that Mr. Cushman did not attend in 1996 while he was a director and a member of such committee, and one meeting of the Audit Committee that Mr. Spier did not attend in 1996.

     During 1996, directors who were not employees of the Company received $15,000 annually for serving on the Board of Directors, plus $1,000 for each Board or committee meeting attended. Additionally, each non-employee director who is required to travel to appear before licensing authorities on behalf of the Company's licensing initiatives is entitled to receive $1,000 for each day they are required to appear and reimbursement for out-of-pocket expenses incurred by reason of such appearance. A non-employee director serving as chairperson of the Company's Board of Directors receives $30,000 annually for serving in such capacity. Each non-employee director who serves as the chairperson of any committee of the Board of Directors receives a further fee of $7,500 per annum for his or her services in such capacity. In consideration of the extensive work and time required of the members of the Strategic Planning Committee, effective August 1, 1995, the Board approved fees for the Strategic Planning Committee of: Chairperson, $5,000 per month, and Committee members, $2,500 per month. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board of Directors and committee meetings or in otherwise discharging their Board duties. As non-employee directors, Mr. Spier was granted an option under the Company's 1991 Stock Option Plan to purchase 10,000 shares of Common Stock at an exercise price of $14.00 per share; Mr. Lyons was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $14.50 per share pursuant to the

Company's 1992 Stock Incentive Plan, and an option to purchase 20,000 shares at an exercise price of $11.25 per share pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors; Mr. Burt was granted an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan, and an option to purchase 20,000 shares pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors, with both options having an exercise price of $8.25 per share; and Ms. Becker was granted an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan and an option to purchase 20,000 shares pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors, with both options having an exercise price of $9.28 per share. On August 12, 1996, concurrent with his becoming a non-employee director as a result of the expiration of his employment agreement in August 1996, Mr. Davey received an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan and an option to purchase 20,000 shares pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors, with both options having an exercise price of $3.41 per share. On December 18, 1996, concurrent with his becoming a non-employee director, Mr. Hardesty received an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan and an option to purchase 20,000 shares pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors, with both options having an exercise price of $4.13 per share. Directors who are employees of the Company receive no additional compensation for serving as a director, except that all directors and certain executive officers receive up to $10,000 in reimbursement of their expenses in connection with the initial preparation of financial information required in answer to various regulatory disclosure requirements and up to $1,500 per quarter thereafter to keep such financial information current.


Executive Officers of the Company
---------------------------------

     The executive officers of the Company and positions held in the Company and certain other information are as follows:

        Name                   Age    Position

        Richard M. Haddrill     44    Chief Executive Officer, President,
                                      Treasurer and Director
        Dennis V. Gallagher     44    General Counsel and Secretary
        Susan J. Carstensen     35    Chief Financial Officer
        Michael L. Eide         47    President, Video Lottery Consultants, Inc.
        Dena J. Rosenzweig      39    General Counsel and Secretary, AWI


     Mr. Haddrill's background is summarized above.

     Susan J. Carstensen was appointed chief financial officer on May 15, 1997. Ms. Carstensen was vice president, finance of the Company from November 7, 1996 to May 15, 1997. From June 1995 to November 1996 she was corporate controller for the Company. From February 1995 to June 1995 she was the director of internal audit for the Company. Ms. Carstensen was manager, cost and financial accounting for Martin Marietta Astronautics Group in Denver, Colorado from May 1991 through February 1995. From August 1985 through May 1991 Ms. Carstensen was with the accounting firm of Ernst & Young in Denver, Colorado.

     Dennis V. Gallagher was appointed secretary of the Company on May 15, 1997, and as general counsel to the Company on February 10, 1997. From July 1993 until February 1997, Mr. Gallagher was vice president and general counsel of Harrah's Riverboat Casino Entertainment Division located in Memphis, Tennessee. From November 1984 until July 1993, he served as associate general counsel and assistant secretary of Harrah's Hotels and Casinos in Reno, Nevada. Mr.
Gallagher was the Chief of the Investigations Division of the Nevada State Gaming Control Board from November 1983 until November 1984.

     Michael L. Eide has served as president and a director of the Company's wholly-owned subsidiary, Video Lottery Consultants, Inc. ("VLC"), since December 1, 1994. Prior to that time he served as treasurer and chief financial officer of the Company from May 1991 until December 1994 and assistant secretary from October 1992 through December 1994. He has also held the positions of secretary, treasurer and assistant secretary with VLC during the period November 1990 through December 1994. From 1977 to December 1988, Mr. Eide was a principal in the accounting firm of Neil, Williamson, Eide and Staker in Bozeman, Montana.

     Dena J. Rosenzweig served as general counsel of the Company from September 18, 1996 until February 10, 1997. From February 1995 until September 1996 she was deputy general counsel of the Company. Since February 1995 she has been assistant secretary of the Company and general counsel of AWI. From February 1995 until March 1996 she was assistant secretary of AWI. She has served as secretary of AWI since March 1, 1996. From September 1993 until February 1995 Ms. Rosenzweig was general counsel of Republic Waste Industries, Inc., a waste management and environmental services company located in Atlanta, Georgia. From July 1992 until September 1993 she served as associate counsel of Healthdyne, Inc. of Atlanta, Georgia, a provider of home health care services. From July 1989 through June 1992 Ms. Rosenzweig was a corporate associate of Alston & Bird, Attorneys at Law, in Atlanta, Georgia.


                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table
--------------------------

     The following table sets forth certain information for the year ending December 31, 1996 and for the years ended December 31, 1996, 1995 and 1994 concerning the compensation of the chief executive officer and each of the four most highly compensated executive officers of the Company (other than the chief executive officer) who were serving as executive officers as of December 31, 1996. The table also sets forth the compensation paid during the year ended December 31, 1996 to any person who served as chief executive officer during either such period regardless of compensation level.

                          SUMMARY COMPENSATION TABLE
                           --------------------------


                                                                           Long Term Compensation
                                                                           ----------------------
                                                                                    Awards
                                                          Other                     ------
                                   Annual Compensation    Annual                        Securities   All Other
Name and                           -------------------    Compen           Restricted   Underlying   Compen-
Principal Position(1)     Year     Salary $    Bonus $    sation $         Stock $(2)   Options      sation $
---------------------     ----     --------    -------    --------         ----------   -------      --------

Richard M. Haddrill       1996     202,133     150,000       --             133,200      140,000           --
  President, Chief        1995     200,000     150,000       --                  --           --           --
  Financial Officer and   1994      13,076      82,500       --             621,250      140,000           --
  Treasurer

Michael L. Eide           1996     203,256      40,000       --                  --       20,000           --
  President - VLC         1995     207,620          --       --                  --           --           --
                          1994     188,433          --       --                  --       50,000           --
                          1996      67,234          --    2,193                  --           --           --
Mark F. Spagnolo(3)       1995     123,333     120,000    4,116                  --           --       39,500

Dena J. Rosenzweig(4)     1996     138,462      18,700       --                  --        5,000           --
  General Counsel         1995      88,500      10,000       --                  --           --           --

-----

(1) On December 31, 1996, Messrs Haddrill and Eide and Ms. Rosenzweig were the only executive officers of the Company subject to disclosure.
(2) With respect to Mr. Haddrill's restricted stock holdings, of the initial grant of 70,000 shares, 35,000 remained restricted as of December 31, 1996 with a market value of approximately $122,500 and such restrictions on 17,500 shares will lapse in each of November 1997 and 1998. Mr. Haddrill was also awarded 30,000 shares of restricted Common Stock which vest at a rate of one-third annually over the next three years beginning on September 9, 1997. (See "Employment and Other Contracts.") All dividends declared and paid by the Company, if any, on the restricted stock, shall be held by the Company until such restrictions thereon lapse at which time the dividends, without interest thereon, shall be paid.

(3) Mr. Spagnolo performed the duties of acting chief executive officer from June 26, 1995 to April 5, 1996 as an independent contractor. Other annual compensation represents a leased vehicle paid for by the Company. All other compensation reflects $39,500 paid to Mr. Spagnolo with respect to director fees for this fiscal year until his resignation and appointment as acting chief executive officer on June 26, 1995. (See "Employment and Certain Other Contracts.")
(4) Ms. Rosenzweig served as general counsel of the Company from September 18, 1996 until February 10, 1997.


Option Grants in Year Ended December 31, 1996
---------------------------------------------

     The following table sets forth information with respect to options granted during 1996 under the Company's 1994 Stock Incentive Plan (other than 20,000 of the options granted discussed below to each of Mr. Davey and Mr. Hardesty which were granted under the Company's 1993 Stock Incentive Plan for Non- employee Directors) to each of the directors and to the executive officers named in the Summary Compensation Table.


                            OPTION GRANTS DURING 1996

                                           Individual Grants
                               -------------------------------------------                       Potential
                               Number of      Percent of                                  Realizable Value at Assumed
                               Securities   Total Options                                 Annual Rates of Stock Price
                               Underlying     Granted to       Exercise                   Appreciation for Option Term(2)
                                 Options      Employees         Price      Expiration     -------------------------------
Name                            Granted(1)     in 1996       (per Share)      Date             5%            10%
----                            ----------     -------       -----------      ----             --            ---
Mark F. Spagnolo                   ---              ---             ---          ---            ---            ---
James J. Davey                  30,000 (3)        11.0%           $3.41     08/12/06        $64,336       $163,040
Richard M. Haddrill            140,000 (3)        51.4%            4.44     09/09/06        390,921        990,670
Michael L. Eide                 20,000 (3)         7.3%            5.49     01/22/06         69,053        174,993
Dena J. Rosenzweig               5,000 (3)         1.8%            5.49     01/22/06         17,263         43,748
John R. Hardesty                 30,000(3)         5.5%            4.13     12/18/06         77,920        197,465

----------

(1) All options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Such options may not be exercised later than 10 years, or earlier than six months, after the date of grant.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.
(3)  These options vest over a period of three years.

Stock Option Exercises and Year-End Values
------------------------------------------

     The following table provides certain information with respect to the number and value of unexercised options outstanding as of December 31, 1996. No options were exercised by the named executives during the year ended December 31, 1996.


                        AGGREGATED 1996 OPTION EXERCISES
                       AND DECEMBER 31, 1996 OPTION VALUES
                         Number of Securities Underlying
                               Unexercised Options
                                (in Common Shares)                  Value of Unexercised In-the-Money(1)
                               at December 31, 1996                    Options at December 31, 1996
                               --------------------                    ----------------------------
                             Exercisable/Unexercisable                   Exercisable/Unexercisable
                             -------------------------                   -------------------------
James J. Davey (2)                13,333/16,667                               $1,200/$1,500
Richard M. Haddrill              140,000/140,000                                 ---/---
Michael L. Eide                   35,333/36,666                                  ---/---
Dena J. Rosenzweig                   ---/5,000                                   ---/---

----------

(1) Options are in the money if the fair market value of the underlying securities exceeds the exercise or base price of the option. Fair market value of the Common Stock underlying the options on December 31, 1996 was $3.50, the last reported sales price on the National Market System of Nasdaq on that date, which does not exceed the base price.
(2) The options to acquire 50,000 shares of Common Stock granted to Mr. Davey in February 1993 expired unexercised pursuant to the option agreement relating thereto three months following the expiration of his employment agreement.


DEFINED BENEFIT AND LONG-TERM COMPENSATION PLAN

     The Company does not have any defined benefit, actuarial or long-term incentive plan.


Employment and Certain Other Contracts
--------------------------------------

     Employment Agreement with Richard M. Haddrill. On September 9, 1996 the Board of Directors approved the terms of an employment agreement with Mr. Haddrill. Pursuant to this agreement, Mr. Haddrill serves the Company as its president. Unless sooner terminated pursuant to its terms, the employment agreement terminates on January 1, 1999. The employment agreement provides for a base salary of $240,000 and a cash bonus of $150,000 payable on January 2, 1997. For the years ending December 31, 1997 and 1998, Mr. Haddrill is eligible to receive bonuses of up to $450,000 and $504,000, respectively, if certain performance criteria are satisfied for such year. In addition, under the employment agreement, Mr. Haddrill was awarded 30,000 shares of restricted Common Stock that vest at the rate of one-third annually over the next three years beginning on September 9, 1997, and Mr. Haddrill was awarded options to purchase 140,000 shares of Common Stock at an exercise price of $4.44 per share, the fair market value of the Common Stock as of December 2, 1996, 70,000 shares of which vested immediately and 35,000 shares of which vest upon each of the first and second anniversaries of the date of grant. The employment agreement further provides that if Mr. Haddrill's employment is terminated for any reason, then all unvested restricted shares lapse. In addition, the employment agreement provides that if Mr. Haddrill's employment is terminated for "cause" (as defined in the employment agreement) or by him other than for "good reason" (as defined in the employment agreement), then all unvested options shall be forfeited. If Mr. Haddrill's employment is terminated for any other reason, then certain of the options become exercisable, and all such options become immediately exercisable upon a "change of control" (as defined in the employment agreement) of the Company. The employment agreement further provides that certain options to acquire 140,000 shares of Common Stock, which were held by Mr. Haddrill prior to entering into his current employment agreement and all of which are out-of-the-money, will not be repriced. In addition, if Mr. Haddrill's employment is terminated for any reason other than "cause" or if he terminates his employment for "good reason," then he is entitled to receive all accrued but unpaid salary and bonus and to receive a lump sum equal to the greater of the aggregate amount of the base salary remaining to be paid under the terms of the employment agreement and $420,000 (except in certain cases this amount is reduced to $350,000). Mr. Haddrill is entitled to the reimbursement of relocation expenses and other business expenses. Finally, the employment agreement provides that Mr. Haddrill will not compete with the Company for a period of 18 months following his termination.

     Agreement with Dennis V. Gallagher. On January 24, 1997, the Company entered into an agreement with Mr. Gallagher to provide legal services to the Company as its general counsel. The agreement provides Mr. Gallagher with a base salary of $180,000 and a cash bonus up to $100,000 payable in accordance with the Company's executive incentive compensation plan. In addition, under the agreement, Mr. Gallagher was awarded options to purchase 20,000 shares of the Company's Common Stock with a commitment from the Company of an additional grant on or before February 28, 1998 of an option to purchase 10,000 shares, both options having an exercise price equal to the fair market value of the Common Stock as of the date of grant and vesting over a three-year period from that date. Mr. Gallagher is entitled to reimbursement of his relocation expenses. If Mr. Gallagher is removed from his position with the Company without cause prior to February 10, 1998, then he will receive his then-current salary for a period of twelve months following termination. If termination is without cause after February 8, 1998, then he will continue to be paid his then-current salary for a period of six months following termination. In the event there is a change of control of the Company and Mr. Gallagher's employment is terminated by the Company without good reason as defined in the agreement, or by Mr. Gallagher for certain reasons set forth in the agreement, within one year, Mr. Gallagher is entitled to an amount equal to one-half his base salary in effect at the date of termination. If termination should occur prior to February 10, 1998, then the Company will pay an amount equal to the base salary in effect as of the date of such termination. Mr. Gallagher also agreed to certain confidentiality, non-competition and similar provisions.

     Agreement with Michael L. Eide. On January 17, 1995, the Company entered into an agreement with Mr. Eide to provide for the continuance of his position as president of VLC. If Mr. Eide is removed from his position with the Company without cause, he will receive his then current salary for a period of six months following termination. In the event there is a change of control of the Company and Mr. Eide's employment is terminated by the Company without good cause, or by Mr. Eide for certain reasons set forth in the agreement, Mr. Eide is entitled to an amount equal to twice his annual salary. Mr. Eide also agreed to certain confidentiality, non-competition and similar provisions.

     Compensation Arrangement with Mark F. Spagnolo and EDS. Mark F. Spagnolo was appointed acting chief executive officer of the Company, replacing J. Stephen Vanderwoude, effective June 26, 1995. Mr. Spagnolo went on a temporary leave of absence from his position of division vice president of Electronic Data Systems Corporation ("EDS") at the Company's request. In connection with Mr. Spagnolo's appointment, the Company and EDS entered into an agreement under which Mr. Spagnolo relinquished all EDS duties during this temporary leave of absence, including all duties and responsibilities for EDS with respect to the Company. While serving the Company in this capacity, Mr. Spagnolo did not sign or approve any filing or other matter under the federal securities laws (including approvals or reviews of public disclosures of information). Mr. Spagnolo performed his duties of acting chief executive officer as an independent contractor for which the Company paid Mr. Spagnolo a fee of $20,000 per month together with medical benefits, life insurance and automobile use comparable to those previously provided to him by EDS. Mr. Spagnolo agreed to certain confidentiality, non-interference and similar provisions, and was entitled to cash bonuses in the same manner as such bonuses were available to other executive officers of the Company. Effective April 5, 1996, Mr. Spagnolo's temporary leave of absence terminated and he returned to EDS. Mr. Spagnolo was paid a bonus of $120,000 for the period from June 26, 1995 to December 31, 1995.

     Agreement with Dena J. Rosenzweig. The Company entered into an agreement with Ms. Rosenzweig to provide legal services to the Company as the general counsel and secretary of AWI, through May 31, 1997. That agreement provides that for the months of June and July 1997, Ms. Rosenzweig will provide certain such services to the Company upon reasonable notice and at mutually agreed upon times for up to ten days per month. In consideration of such services, Ms. Rosenzweig received the sum of $16,667 per month beginning

October 1, 1996 and ending May 31, 1997. From June 1, 1997 through November 30, 1997, Ms. Rosenzweig shall receive the sum of $22,222 per month.

     Agreement with Susan Carstensen. On December 5, 1996, the Company entered into an agreement with Ms. Carstensen with respect to her position as vice president of finance. If Ms. Carstensen is removed from her position with the Company without cause, then she will receive her then-current salary for a period of six months following termination. In the event there is a change of control of the Company and Ms. Carstensen's employment is terminated by the Company without good cause, or by Ms. Carstensen for certain reasons set forth in the agreement, Ms. Carstensen is entitled to an amount equal to one-half of her annual salary. Ms. Carstensen also agreed to certain confidentiality, non-competition and similar provisions.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     Richard R. Burt, who became the Chairman of the Board of Directors in December 1994, is the chairman and a founder of IEP, which has been retained by the Company to provide consulting services and to assist the Company in connection with its international activities since October 1994 at a rate of $15,000 per month plus expenses. The Company paid IEP an aggregate of approximately $202,095 for 1996. Although the formal agreement with IEP expired as of September 30, 1995, the Company continued to utilize the services of IEP throughout 1996 and, accordingly, continued to make payments to IEP for such services. The Board of Directors has ratified the payment of these amounts and extended the agreement until October 1997 unless terminated upon 30 days notice by the Company or IEP.

     In addition, Mr. Burt and the Company entered into a consulting agreement in November 1994, under which Mr. Burt is to provide advice and assistance relating to the promotion of the Company's business and to assist in the development of business opportunities for the Company. The agreement provides for a per- day rate of $1,000 for each day such services are performed and reimbursement of out-of-pocket expenses. The agreement is separate and distinct from Mr. Burt's duties and responsibilities as a director of the Company. The agreement further provides for termination of the agreement by Mr. Burt or the Company, without penalty, upon 90 days' prior written notice. No fees or expenses were paid during 1996 pursuant to the agreement.

     In January 1995, the Company entered into a consulting agreement with Patricia W. Becker, a director of the Company, for a period of two years commencing January 16, 1995. The agreement provides that Ms. Becker shall serve as the chairperson of the Compliance Committee of the Company, and otherwise provide advice and assistance to the Company on matters of regulatory compliance and such other matters as requested by the Company. The agreement provides for an annual retainer fee of $75,000 plus a per day rate of $1,000 for each day such services are performed and reimbursement of out-of-pocket expenses. The agreement is separate and distinct from Ms. Becker's duties and responsibilities as a director of the Company. The agreement further provides for termination of the agreement by Ms. Becker or the Company, without penalty, upon 90 days' prior written notice. The Company paid Ms. Becker an aggregate amount of approximately $117,750 during 1996 pursuant to the agreement. This agreement was extended in December 1996 for one additional year.

     None of the executive officers of the Company has served on the board of directors of any other entity that has had any of such entity's officers serve either on the Board of Directors or the Company's Compensation Committee.


Board of Directors Report on Executive Compensation
---------------------------------------------------

     General. Although the Board of Directors has established a compensation committee (see "Committees of the Board of Directors"), the Board of Directors established, and was responsible for, the Company's executive compensation program for 1996. The Compensation Committee did not meet during 1996, and therefore, the Board of Directors set compensation for the Company's executives for 1996.

     The basic compensation philosophy of the Board of Directors is to formulate policies and programs intended to attract, retain and motivate qualified employees, including executive officers. In this regard, the Board of Directors believes that it is important to pay reasonable and competitive salaries and base compensation to executive officers that reflect their levels of experience and responsibility. In light of the Company's efforts to maintain its reputation for integrity among its customers, regulatory authorities and licensing agencies, a significant factor in the review of executive officer performance is such officer's strict adherence to the Company's code of conduct and such officer's avoidance of even the appearance of questionable conduct.

     The Board of Directors also believes that officers of the Company should view their interests and those of the Company's stockholders to be closely aligned. Accordingly, the Board of Directors carefully considers the Company's performance and that of the Common Stock in reviewing executive compensation and may employ grants under the Company's stock option plan as an important part of incentive compensation. In addition, the Board of Directors believes that grants under the Company's stock option plan are an important means of attracting and retaining qualified employees to the Company while at the same time instilling a commitment to the long-term growth and success of the Company.

     The Board of Directors awarded options in 1996 to purchase an aggregate of 272,500 shares of Common Stock to 13 employees. Of these awards, options for 10,000 shares were granted to Mr. Eide, the president of VLC and options for 20,000 shares were granted to Mr. Cushing the president of AWI. The exercise price of options typically is the average between the high and low sales price of a share of Common Stock on the date of grant and vesting of the options ranges over a period of two to three years. By seeking to motivate employees through a stock option plan, the Board of Directors has sought to focus employee attention on managing the Company as an owner with an equity position with interests similar to those of stockholders.

     Chief Executive Officer Compensation. During 1995, the Board of Directors approved a compensation package for acting chief executive officer Mark F. Spagnolo which provided for a consulting fee of $20,000 per month, reimbursement of expenses in accordance with Company policy and medical benefits, life insurance and automobile use comparable to those provided to him by EDS. Pursuant to the agreement entered into at the time of his appointment, Mr. Spagnolo was entitled to cash bonuses in the same manner as such bonuses were available to other executive officers of the Company. No cash bonuses were paid to Mr. Spagnolo for 1996. His temporary leave of absence from EDS terminated on April 5, 1996. See "Compensation of Executive Officers -- Employment and Certain Other Contracts."

     On September 9, 1996, the Board of Directors approved the terms of an employment agreement for Mr. Haddrill pursuant to which he became the Company's president. Mr. Haddrill's compensation for 1996 was paid pursuant to that agreement. This employment agreement is substantially similar to Mr. Haddrill's previous employment agreement, which had not yet expired, except that the new agreement provides for increased compensation commensurate with the additional duties associated with the presidency of the Company. The new employment agreement terminates on the same day as Mr. Haddrill's previous agreement. See "Compensation of Executive Officers -- Employment and Certain Other Contracts." Although not the Company's chief executive officer during fiscal year 1996, Mr. Haddrill was the Company's highest ranking executive officer. In approving this agreement, the Board of Directors considered a number of factors, including the current market for senior executive compensation, the improved performance of UWS under Mr. Haddrill's leadership, the lower overhead costs achieved by Mr. Haddrill as the Company's chief financial officer, the fact that options and restricted stock granted to Mr. Haddrill under this agreement have a value that is significantly less than that of the options and restricted stock granted to him under his original employment agreement and the significant responsibilities and challenges he would face as president of the Company. In addition, the Board of Directors considered the expense associated with searching for a new president.

     Executive Officer Compensation. Generally, base salaries are reviewed annually and adjusted as appropriate to reward performance and maintain the Company's competitive position.

     For 1996, cash bonuses were awarded after evaluating each individual's combination of personal business unit and total Company performance. In addition to bonuses paid to Mr. Haddrill (see "Compensation of Executive Officers -- Employment and Certain Other Contracts"), cash bonuses aggregating $113,660 were paid to five executive officers.

     Executive officers also participate in benefit plans available to employees generally, including a qualified profit sharing 401(k) plan and employee stock purchase plan.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal tax deduction to publicly held corporations for compensation paid in excess of $1 million in any taxable year to the chief executive officer and certain other offices unless it is qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Board of Directors does not believe that this provision currently impacts the Company, but will continue to consider the tax deductibility of compensation in the future.

                       MEMBERS OF THE BOARD OF DIRECTORS*

                                 Patricia Becker
                                 Richard R. Burt
                                 James J. Davey
                               Richard M. Haddrill
                                John R. Hardesty

----------

     * Messrs. Spier and Lyons respectfully decline to join in the foregoing Report on Executive Compensation. (See "Dissent of Messrs. Spier and Lyons.")




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996 the Company and its subsidiaries have had no transactions in which any director of the Company, or any member of the immediate family of any such director, had a material direct or indirect interest reportable under the applicable rules of the Securities and Exchange Commission (the "SEC") except as described under the caption "Compensation Committee Interlocks and Insider Participation."

     During 1996 the Company and its subsidiaries have had no transactions in which any executive officer of the Company, or any member of the immediate family of any such executive officer, had a material direct or indirect interest reportable under the applicable rules of the SEC except as follows.

     The brother of Dena J. Rosenzweig, the Company's general counsel from September 18, 1996 until February 10, 1997, is a partner in the law firm of Rogers & Hardin LLP, which has served as legal counsel to the Company since February 1993. The Company has paid fees to Rogers & Hardin LLP, totalling approximately $150,947 during fiscal year 1996.

Comparative Stock Price Performance Graph
-----------------------------------------


     The following graph compares the cumulative total stockholder return from December 31, 1991 to December 31, 1996 on the Company's Common Stock with the Standard and Poor's 500 Stock Index and two industry peer groups. The peer groups used in the graph below are comprised of GTECH Holdings Corporation, Alliance Gaming Corporation, Casino Data Systems, Inc., Autotote Corporation, International Game Technology (IGT) and WMS Industries, Inc. ("WMS")(the "New Peer Group"), for 1996, and IGT and WMS (the "Old Peer Group"), the peer group used by the Company for 1995. The Company has elected to change the peer group indices to represent more accurately the Company's lines of business. The return assumes reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1991 in the common stock of each of the subject companies.



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

------------------------------------------------FISCAL YEAR ENDING--------------------------------------------
COMPANY                                          1991         1992        1993      1994       1995       1996
-------                                          ----         ----        ----      ----       ----       ----
VIDEO LOTTERY TECHNS INC                          100        59.57       72.64     40.43      20.21      14.89
PEER GROUP                                        100       210.26      247.31    137.22      99.47     159.00
BROAD MARKET                                      100       107.64      118.50    120.06     165.18     203.11

THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
AN INDEX OF THE COMPANIES ON THE S&P 500

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:

INTERNAT GAME TECHNOLOGY
WMS INDUSTRIES INC










The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

               SUMMARY OF CERTAIN AMENDMENTS TO COMPANY INCENTIVE
                           PLANS AND RELATED PROPOSALS

     The following discussion summarizes certain amendments to Company incentive plans and certain other related proposals, all of which are being submitted for stockholder approval and are described more fully below. The following summary is qualified in its entirety by the more complete discussion of each amendment and proposal that follows. See Proposals 2, 3 and 4, below.

     The Board of Directors has made certain changes, and proposes to make certain additional changes, to the Video Lottery Technologies, Inc. 1991 Employee Stock Purchase Plan, as amended (as so amended, the "Stock Purchase Plan"), the Video Lottery Technologies, Inc. 1992 Stock Incentive Plan (the "1992 Stock Incentive Plan"), the Video Lottery Technologies, Inc. 1993 Stock Option Plan for Non-employee Directors (the "1993 Director Plan") and the Video Lottery Technologies, Inc. 1994 Stock Incentive Plan (the "Stock Incentive Plan"), as more specifically set forth in Proposals 2, 3 and 4 below. Each of these changes is designed to enable the Company to continue making incentive plan grants and awards that provide to certain of the Company's employees and directors added incentives to begin and continue service with the Company and to work for the Company's ongoing success.

Proposal 2
----------

     The Board of Directors recently eliminated certain restrictions on the amount of shares that participants in the Stock Purchase Plan may purchase in each Purchase Period (as defined below) and increased the number of shares of Common Stock available under the Stock Purchase Plan by an additional 500,000 shares to provide for sales of Common Stock to participants in Purchase Period 1996 as well as future Purchase Periods. As more fully described below, the Board is now submitting these amendments to the Stock Purchase Plan for stockholder approval. See Proposal 2 below.

Proposal 3
----------

     The Board of Directors proposes to amend the Stock Incentive Plan to increase by an additional 500,000 shares (in addition to any shares purchased for such purpose by the Company in the market) the number of shares of Common Stock available for future grants and awards thereunder. In making this proposal the Board of Directors considered an independently prepared report that analyzed a group comprised of 16 publicly-traded companies believed to be similar to the Company in terms of industry focus, revenue, size and market capitalization. That analysis concluded that the addition of 500,000 shares was reasonable and would place the Company either at market-competitive levels or slightly below market practices for this industry. Further, the Board proposes to authorize the issuance of shares of Common Stock under the Stock Incentive Plan in lieu of certain cash compensation to employees and to non-employee directors.

Proposal 4
----------

     The Board of Directors also proposes to grant repriced employee and non-employee director stock options under the Company's Stock Incentive Plan, 1991 Stock Option Plan, as amended (as so amended the "1991 Stock Option Plan"), the 1992 Stock Incentive Plan and the 1993 Director Plan (collectively, the "Option Plans") through the issuance of one replacement option for every two options with an exercise price greater than $10 per share and the issuance of one replacement option for each option with an exercise price less than $10 per share, with such replacement options vesting over a 3-year period. The proposal provides for the grant of up to 643,250 repriced stock options in exchange for 643,500 currently outstanding stock options to certain of the Company's employees and non-employee directors under the Stock Incentive Plan; the grant of up to 90,000 repriced stock options in exchange for 100,000 currently outstanding stock options to certain of the Company's non-employee directors under the 1993 Director Plan; the grant of up to 33,312 repriced stock options in exchange for 66,625 currently outstanding stock options to certain of the Company's employees and non-employee directors under the 1992 Stock Incentive Plan; and the grant of up to 34,580 repriced stock options in exchange for 69,160 currently outstanding stock options to certain of the Company's employees and non-employee directors under the 1991 Stock Option Plan. The repriced stock options will be granted at the discretion of the optionee and will vest at a rate of one-third of the option shares per year over the next three years. Specifically excluded from the proposed repricing are 140,000 options issued to Mr. Haddrill in 1994.


                           INTRODUCTION TO PROPOSAL 2

The 1991 Employee Stock Purchase Plan
-------------------------------------

     In May 1991, the Board of Directors adopted the Stock Purchase Plan, and the stockholders of the Company approved the Stock Purchase Plan effective as of July 24, 1991. The Stock Purchase Plan provides for the purchase of shares of Common Stock by eligible employees of the Company and certain related corporations through payroll deductions of up to 3% of an employee's current compensation. In addition, the Company may, in its sole discretion, make cash contributions to each employee's stock purchase account in an amount equal to up to 50% of each payroll deduction credited to the account. The Company has made such matching contributions for all Purchase Periods since the Stock Purchase Plan was adopted. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The purpose of the Stock Purchase Plan is to provide any employee (including officers and directors who are also employees) of the Company and certain related corporations who work at least 20 hours per week with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Common Stock, and to develop a stronger incentive to work for the ongoing success of the Company. As of July 15, 1997 there were 622 individuals eligible to participate in the Stock Purchase Plan.

     The Stock Purchase Plan is administered and interpreted by the Board of Directors. Employees of the Company and certain related corporations, other than those employees whose customary employment is less than 20 hours weekly, are eligible to participate in the Stock Purchase Plan. An employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates, however, is not eligible to participate in the Stock Purchase Plan. At its inception, the Board of Directors reserved 200,000 shares of the Common Stock for sales under the Stock Purchase Plan. Thereafter, the Board of Directors amended the Stock Purchase Plan to provide for sales of the Common Stock to participants in subsequent Purchase Periods (as defined below).

     Under the Stock Purchase Plan, the Company offers to sell shares of its Common Stock at the end of each one-year period (the "Purchase Period"), which begins on the first business day of January of each year and ends on the last business day of December of each year. On the last business day of each Purchase Period, each participant receives the right to purchase as many whole shares of Common Stock as could be purchased with the entire credit balance in the participant's stock purchase account as of that date. The exercise price for rights granted under the Stock Purchase Plan is the lesser of 85% of the fair market value of the Common Stock on (i) the first business day of the Purchase Period or (ii) the last business day of the Purchase Period. For Purchase Period 1997, 305 employees have elected to participate in the Stock Purchase Plan, including Messrs. Haddrill and Eide and Ms. Rosenzweig and Ms. Carstensen.

     The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. No amendment or discontinuation of the Stock Purchase Plan, however, shall without stockholder approval be made that: (i) absent such stockholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to become unavailable with respect to the Stock Purchase Plan, (ii) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment therefor in full.

Certain Federal Income Tax Consequences of the Stock Purchase Plan
------------------------------------------------------------------

     The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. If a right to purchase is granted under a plan meeting the statutory requirements of Section 423 of the Code, no taxable income will arise upon either the grant or exercise of the right to purchase and, subject to the special rule discussed below (relative to ordinary income treatment), the employee generally will receive capital gain or loss treatment, as the case may be, on a sale of the Common Stock purchased pursuant to such a right to purchase, provided that the following two conditions under
Section 423(a) are satisfied: (i) no disposition of a share received pursuant to an exercise of a right to purchase may be made by the employee within two years after the date of the granting of such a right to purchase nor within one year after the transfer of such share to the employee; and (ii) at all times during the period beginning with the date of the granting of the right to purchase and ending on the day three months before the date of exercise (with limited exceptions), the employee must be an employee of the Company or an employee of certain related corporations.

     If shares acquired pursuant to an exercise of a right to purchase are disposed of prior to the expiration of such holding periods (a "Premature Disposition"), the employee will recognize ordinary income in the year of such Premature Disposition in an amount equal to the difference between the price at which the employee was given the right to purchase shares of Common Stock ("Purchase Price") and the fair market value of the Common Stock at the time the right to purchase was exercised. If gain is recognized on a Premature Disposition in excess of such ordinary income amount, such gain generally will be treated as capital gain (short-term or long-term depending on the employee's holding period for such shares). If the fair market value of the Common Stock at the time the right to purchase was exercised exceeds the amount received as a result of the Premature Disposition, the employee (in addition to recognizing the ordinary income amount determined above) generally will also recognize a capital loss (short-term or long-term, as the case may be) in an amount equal to such excess.

     Under Section 423(c) of the Code, if the Purchase Price is less than 100% of the fair market value of the stock at the time the right to purchase was granted (but equal to or more than 85% of fair market value so that the plan qualifies as an employee stock purchase plan, as described above), the employee may be subject to ordinary income tax on part of his profit. Thus, in the event of a disposition which otherwise satisfies the holding period requirements set forth above, or in the event of the employee's death while owning such shares, there shall be included in compensation of the employee (and not as capital gain) an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such disposition or death over the Purchase Price, or (ii) the excess of the fair market value of the shares at the time the right to purchase was granted over the Purchase Price. However, in the case of such a disposition, the basis of such shares shall be increased by an amount equal to the amount so included as compensation.

     If the Stock Purchase Plan meets the requirements for  qualification  under
Section 423 and the employee has complied with the required holding periods, the Company receives no compensation expense deduction with respect to the Common Stock transferred to the employee. This rule applies even where the employee becomes subject to ordinary income tax by reason of selling the Common Stock (after observing the required holding periods) acquired at an Purchase Price below its fair market value at the time the right to purchase was granted. However, a deduction will be allowed to the Company if the employee incurs ordinary income tax on the spread between the Purchase Price and the value of the Common Stock at the time of exercise by reason of a Premature Disposition.

     The Company is required to make applicable federal, state and local (if any) payroll withholdings with respect to the compensation income recognized by employees under the Stock Purchase Plan. Such withholding ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. The Company also will make such information reports to the Internal Revenue Service and any other applicable taxing authority as may be required with respect to any compensation income attributable to transactions involving the Stock Purchase Plan.

Description of Proposed Amendments
----------------------------------

     Certain amendments to the Stock Purchase Plan described in Proposal 2 have already been approved by the Board of Directors. The amendments to the Stock Purchase Plan described in Proposal 2 are set forth in Appendix A to this Proxy Statement in substantially the form in which they will take effect if such amendments are approved by the stockholders. The description of the amendments to the Stock Purchase Plan set forth in Proposal 2 is qualified in its entirety by reference to Appendix A.

PROPOSAL 2 -- APPROVAL OF AMENDMENTS TO THE STOCK PURCHASE PLAN ELIMINATING CERTAIN RESTRICTIONS ON PURCHASES AND INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE TO PLAN PARTICIPANTS

     The Board of Directors proposes to eliminate certain restrictions on the sale of Common Stock to participants under the Stock Purchase Plan and to increase the number of shares of the Common Stock available for purchase by participants under the Stock Purchase Plan by an additional 500,000 shares. The additional 500,000 shares would bring the total number of shares reserved under the Stock Purchase Plan to 700,000. The Company is requesting the approval of the Company's stockholders for the proposed increase in the number of shares to provide for purchases by participants in the Stock Purchase Plan for Purchase Period 1996 and for future Purchase Periods. As of the end of Purchase Period 1996, the Company has issued an aggregate of 297,283 shares of the Company's Common Stock since the inception of the Stock Purchase Plan.

     In December 1996, 215 of the Company's employees agreed pursuant to the Stock Purchase Plan to forego approximately $233,000 in compensation in exchange for an aggregate of approximately 117,000 shares of Company Common Stock at $2.98 per share, 85% of the then-current fair market value of the Common Stock. However, only approximately 19,972 shares were then available for purchase under the Stock Purchase Plan, and provisions of the Stock Purchase Plan limiting aggregate purchases during any Purchase Period by each participant and by all participants as a group also would have precluded certain of these purchases. Accordingly, in December 1996, the Board of Directors amended the Stock Purchase Plan to (i) eliminate a restriction whereby each participant in the Stock Purchase Plan was prohibited from purchasing more than an aggregate of 2,000 shares of Common Stock during any Purchase Period; (ii) eliminate a restriction whereby only 50,000 shares of Common Stock would be available for purchases by all participants during any Purchase Period; and (iii) increase the number of authorized shares available for purchase under the Stock Purchase Plan by 97,283 shares of Common Stock to be issued in connection with purchases by participants for Purchase Period 1996. While these amendments allowed for these purchases of approximately 117,000 shares of Common Stock, such purchases will not qualify under Section 423 of the Code absent stockholder approval of these amendments.

     As amended, participants will be able to purchase shares of the Common Stock determined in accordance with the provisions described above without restriction as to the maximum number of shares each such participant can purchase during any Purchase Period. However, no participant may purchase under the Stock Purchase Plan and under all other stock purchase plans of the Company and its affiliates shares of Common Stock in an amount exceeding $25,000 in fair market value of such Common Stock (determined at the beginning of each Purchase Period) for each calendar year.

     The Board of Directors also proposes to increase the number of shares of Common Stock available for purchase by participants under the Stock Purchase Plan by an additional 402,717 shares (for an aggregate increase of 500,000 shares), to provide for sales of Common Stock to participants in future Purchase Periods.


     The purpose of the Stock Purchase Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, and to develop a stronger incentive to work for the ongoing success of the Company. The Board of Directors believes that an increase in the number of shares available for purchase under the Stock Purchase Plan will further the Company's goals under the Stock Purchase Plan.

     For the reasons stated above, the Board of Directors (with Messrs. Spier and Lyons dissenting, see "Dissent of Messrs. Spier and Lyons") believes that this Proposal 2 is in the best interests of the Company and therefore recommends a vote in favor of this Proposal 2. The Board of Directors acknowledges that current and future employee-directors may personally benefit from the approval of the amendments to the Stock Purchase Plan. Since employee-directors are eligible to purchase shares of Common Stock under the Stock Purchase Plan, the Board of Directors might be viewed as having a conflict of interest in recommending this Proposal 2 to the stockholders for approval. Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS (WITH MESSRS SPIER AND LYONS DISSENTING, SEE "DISSENT OF MESSRS. SPIER AND LYONS") RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2


INTRODUCTION TO PROPOSAL 3 AND 4

The 1994 Stock Incentive Plan--General
--------------------------------------

     On May 16, 1994, the Board of Directors adopted the Stock Incentive Plan, and at the 1994 annual meeting of the Company's stockholders, the stockholders approved the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of options and stock appreciation rights and the award of restricted stock, Performance Units and Performance Shares to the Company's employees and non-employee directors.

     A more complete description of the Stock Incentive Plan is provided below. This description, however, does not purport to be complete and is qualified in its entirety by the terms of the Stock Incentive Plan. All defined terms used herein shall have the meaning set forth in the Stock Incentive Plan, unless otherwise indicated.

     Reasons for the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to advance the interests of the Company and promote continuity of management by encouraging and providing for the acquisition of an equity interest in the Company by key employees and directors, thereby encouraging them to further align their interests with those of the Company and its stockholders. The Stock Incentive Plan is intended to provide financial incentives and rewards to individuals. Specifically, the Board of Directors believes that Option grants and Awards are important to (1) provide additional incentives and rewards to individuals ("Participants") whose contributions are important for the growth and success of the Company's business and to strengthen the long-term commitment of the Participants to the Company and its Subsidiaries and (2) attract and retain competent and dedicated individuals whose efforts are important in the Company's efforts to achieve long-term growth and profitability.

     Administration. The Stock Incentive Plan is administered by a committee of at least two persons (the "Committee") who are Non-Employee Directors within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and outside directors within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     Description of the Stock Incentive Plan. Other than with respect to Options granted to non-employee directors of the Company, the terms of which are fixed by the Stock Incentive Plan, the Committee (1) selects those Participants to whom Awards are granted, and (2) determines the type, size and the terms and conditions of Awards, including the per share purchase price and the vesting provisions of Employee Options and the restrictions or performance criteria relating to Restricted Stock, Performance Units and Performance Shares. The Committee also administers, construes and interprets the Stock Incentive Plan. The granting of Options or Awards under the Stock Incentive Plan does not confer upon the recipient any right to continue in the employ of the Company or affect any right of the Company to terminate the recipient's employment at any time.

     Stock Subject to the Stock Incentive Plan. The Stock Incentive Plan currently provides that a maximum of 1,000,000 shares of Common Stock, in the aggregate, may be issued or transferred pursuant to the Stock Incentive Plan. The maximum number of shares of Common Stock that any Eligible Employee may receive pursuant to the Stock Incentive Plan in respect of Options and Awards may not exceed 400,000 shares. In the event of any Change in Capitalization, the Committee may adjust the maximum number and class of shares with respect to which Options and Awards may be granted under the Stock Incentive Plan, the number and class of shares which are subject to outstanding Options and Awards granted under the Stock Incentive Plan, and the purchase price therefor, if applicable. In addition, if any Option or Award under the Stock Incentive Plan expires or terminates without having been exercised, the shares subject to that Option or Award again become available for grant of future Options or Awards under the Stock Incentive Plan.

     Amendments. The Board of Directors may amend, modify or suspend the Stock Incentive Plan at any time or from time to time; provided, however, that (i) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Stock Incentive Plan, except with the consent of the optionee or grantee, nor shall any amendment, modification, suspension or termination deprive any optionee or grantee of any shares of Common Stock which he or she may have acquired through or as a result of the Stock Incentive Plan; (ii) to the extent necessary under
Section 16(b) of the Exchange Act, and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations; and (iii) the provisions with respect to non-employee director stock options shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

Options
-------

     Non-Employee Director Options. The Stock Incentive Plan currently provides that upon election or appointment to the Board of Directors, each director who is not an employee of the Company and is first elected or appointed to serve as a director of the Company after June 1, 1994 shall receive a one-time grant of an option to purchase 10,000 shares of Common Stock (adjusted appropriately in the event of a Change In Capitalization) at an exercise price equal to the Fair Market Value of those shares on the date immediately preceding the date the option is granted (a "Director Option"). Each Director Option shall become exercisable with respect to 50% of the shares effective immediately upon grant and shall become exercisable with respect to an additional 25% of the shares as of each of the first and second anniversaries of the date of grant, subject to acceleration upon a Change in Control (as described below). Director Options will remain exercisable for a period of ten years, but will terminate earlier if the optionee's service as a director of the Company terminates. If the optionee's service as a director terminates for Cause, his or her Director Option will terminate immediately. However, if the optionee's service as a director terminates for other reasons, the optionee will be given a period of three months to exercise the vested portion of his or her option, unless the optionee's service as a director is terminated due to death or disability, in which case the optionee (or his or her representatives or heirs) will have up to twelve months to exercise his or her Director Option. The optionee will have no right with respect to the unvested portion of his or her Director Option if the optionee ceases to serve as a director for any reason.

     Employee Options. The Committee may grant to Eligible Employees options to purchase shares of Common Stock (each an "Employee Option"). The term Eligible Employee includes officers and other employees of the Company and its subsidiaries (approximately 1,217 persons currently) and consultants and advisors of the Company and its subsidiaries. Subject to the provisions of the Code, Employee Options may be either Incentive Stock Options (within the meaning of Section 422 of the Code) ("ISOs") or Nonqualified Stock Options ("NQSOs"). The per share purchase price (i.e., exercise price) under each Employee Option shall be established by the Committee at the time the Employee Option is granted, provided that the per share exercise price shall in no event be less than 100% of the Fair Market Value of a share on the date the Option is granted (110% in the case of an ISO granted to an optionee who is a Ten-Percent
Stockholder). Employee Options will be exercisable at such times and in such installments as determined by the Committee. All outstanding Employee Options shall become fully exercisable upon a Change in Control (as described below) and the Committee may otherwise accelerate the exercisability of an Employee Option at any time. Each Employee Option terminates pursuant to such conditions and at such times as the Committee may determine, except that the term of each Employee Option may not exceed ten years from the date of grant (five years in the case of an ISO granted to a Ten-Percent Stockholder).

     Terms Applicable to All Options. Director Options and Employee Options (collectively referred to hereinafter as "Options") are not transferable by the optionee other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The purchase price for shares acquired pursuant to the exercise of an Option must be paid (i) in cash, (ii) by transferring shares of Common Stock to the Company or (iii) in any combination of the foregoing. No amendment or adjustment of the exercise price of an Option (or other means of repricing the Option) having an exercise price greater then the Fair Market Value of a share at the time of repricing shall be authorized unless stockholder approval of such repricing is obtained (however, the Committee retains the discretion to reprice Options and Awards of SARs representing up to three percent of the total number of shares subject to the Stock Incentive Plan). Upon a Change in Control, all Options outstanding under the Stock Incentive Plan will become immediately and fully exercisable and the optionee may, during the 60-day period following the Change in Control, surrender for cancellation any Option (or portion thereof) for a cash payment in respect of each share covered by the Option, or portion thereof surrendered, equal to the excess of (1)(a) in the case of an ISO, the per share Fair Market Value on the date preceding the date of surrender or (b) in the case of an NQSO, the greater of (x) the highest per share price at which shares traded during the 90-day period preceding the date of the Change of Control or (y) the price per share paid in any transaction (or series of transactions) constituting or resulting in a Change in Control over
(2) the purchase (i.e., exercise) price of each share. In the case of an Option granted within six months prior to a Change in Control to any optionee who may be subject to liability under Section 16(b) of the Exchange Act, such optionee shall be entitled to surrender for cancellation his or her Option during the 60-day period commencing upon the expiration of six months after the date of grant of any such Option. If the Change in Control also constitutes an acquisition of or by the Company which is intended to be treated as a "pooling of interests" under generally accepted accounting principles, the acceleration of Options and the right of the optionee to surrender the option for a cash payment, as described above, may be deferred, the period during which the Option may thereafter be exercised may be extended, and the payment upon surrender of the Option may be made in cash, shares of Common Stock or securities of a successor or acquiring corporation, if reasonably necessary in order to assure pooling of interests accounting treatment for the transaction.

Other Awards
------------

     Stock Appreciation Rights. Stock Appreciation Rights ("SARs") may be granted under the Stock Incentive Plan, in conjunction with the grant of an Employee Option at the time of grant of the Employee Option or at any time thereafter during the term of the Employee Option. A SAR would permit the grantee to receive, upon exercise of the SAR, cash and/or shares, at the discretion of the Committee, equal in value to the excess, if any, of the then per share Fair Market Value over the per share purchase price of the Employee Option to which it relates multiplied by the number of shares as to which such SAR is being exercised. SARs will be exercisable at the same time or times as the Employee Option is exercisable, except that no SAR may be exercised before the date six months after the date it is granted. Upon the exercise of the SAR, the related Employee Option shall be cancelled to the extent of the number of shares as to which the SAR is exercised; and upon the exercise of an Employee Option or the surrender of the Employee Option to the Company for a payment in connection with a Change in Control, as described above, the SAR relating to that Employee Option shall be cancelled to the extent of the number of shares as to which the Employee Option is so exercised or surrendered. No amendment, adjustment or other repricing of a SAR having an exercise price greater than the Fair Market Value of a share at the time of repricing shall be authorized unless stockholder approval of such repricing is obtained (however, the Committee retains the discretion to reprice Options and Awards of SARs representing up to three percent of the total number of shares subject to the Stock Incentive
Plan).

     Restricted Stock. The terms of a Restricted Stock Award, including the restrictions placed on such shares and the time or times at which such restrictions will lapse, shall be determined by the Committee at the time the Award is made. In general, stockholder approval shall be required for any lapse or waiver of restrictions on shares of Restricted Stock not expressly specified in the agreement evidencing the Award. An Award of shares of Restricted Stock shall provide for the lapse of restrictions in no less than three years after the date of the Award in respect of at least 50% of the shares covered by the Award (however, the Committee retains discretion in respect of lapse or waiver of restrictions with respect to shares of Restricted Stock representing no more than three percent of the shares subject to the Stock Incentive Plan less the number of Options and Awards repriced by the Committee). The Committee may determine at the time an Award of Restricted Stock is granted that dividends paid on such Restricted Stock may be paid to the grantee or deferred and, if deferred, whether such dividends will be reinvested in shares of Common Stock or held in cash. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on shares of Restricted Stock or forfeited upon the forfeiture of shares of Restricted Stock. Unless otherwise provided in the Award, the grantee shall have the right to vote the shares of Restricted Stock covered by an Award prior to the lapse of restrictions. Prior to the lapse of restrictions, shares of Restricted Stock may not be transferred, sold or pledged by the grantee. The agreements evidencing Awards of Restricted Stock shall set forth the terms and conditions of such Awards upon a grantee's termination of employment. Upon a Change in Control, unless otherwise provided in the Award, all restrictions on outstanding shares of Restricted Stock immediately will lapse.

     Performance Units and Performance Shares. Performance Units and Performance Shares are awarded at such times as the Committee may determine and the vesting of Performance Units and Performance Shares is based upon the Company's attainment of specified performance objectives within the specified performance period (the "Performance Cycle"). Each Performance Unit represents one share of Common Stock and payments in respect of vested Performance Units are made in cash, shares or shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Performance Shares are awarded in the form of shares of Common Stock. Performance objectives and the length of the Performance Cycle for Performance Units and Performance Shares are determined by the Committee at the time the Award is made. Prior to the end of the Performance Cycle, the Committee, in its discretion, may adjust the performance objectives to reflect a Change in Capitalization. The agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of such Awards, including those applicable in the event of the grantee's termination of employment. The Committee determines the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the grantee at the time the Award is made. In addition, the Committee determines (a) the time or times at which the awarded but not issued Performance Shares shall be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares shall become vested in or forfeited by the grantee, in either case based upon the Company's attainment of specified performance objectives within the Performance Cycle. At the time the Award of Performance Shares is made, the Committee may determine that dividends be paid or deferred on the Performance Shares issued. Deferred dividends (together with any interest accrued thereon) are paid upon the lapsing of restrictions on Performance Shares or forfeited upon the forfeiture of Performance Shares. Upon a Change in Control, (x) a percentage of Performance Units, as determined by the Committee at the time an Award of Performance Units is made, will become vested, and the grantee will be entitled to receive a cash payment equal to the per share Adjusted Fair Market Value multiplied by the number of Performance Units which become vested, and (y) with respect to Performance Shares, all restrictions shall lapse on a percentage of the Performance Shares, as determined by the Committee at the time the Award of Performance Shares is made. In addition, the agreements evidencing the grant of Performance Shares and Performance Units shall contain provisions for the treatment of such Awards (or portions thereof) which do not become vested as a result of a Change in Control, including, without limitation, provisions for the adjustment of applicable performance objectives.

Options Received or to be Received
----------------------------------

     The following table sets forth the number of Options granted under the Stock Incentive Plan to executive officers, directors and director nominees (if different) of the Company as of July 15, 1997. The table also sets forth information for the executive officers as a group, directors who are not executive officers as a group and all employees as a group.


              Total Options Granted Under the Stock Incentive Plan

                                        Options               Options
                                        -------               -------
Name                                    Granted               Exercisable
----                                    -------               -----------
Richard M. Haddrill, Chief              280,000               140,000
Executive Officer, President and
Treasurer

Eide, President - VLC                    78,000                40,000

Mark F. Spagnolo, Chief                    --                    --
Executive Officer to 4/96

Dena J. Rosenzweig, General               5,000                 1,666
Counsel - AWI

Susan J. Carstensen, Chief               10,000                  --
Financial Officer

Dennis V. Gallagher, General             20,000                  --
Counsel and Secretary

Executive Officers as a Group           393,000               181,666

Patricia Becker, Director                10,000                10,000

Richard R. Burt, Director                10,000                10,000

James J. Davey, Director                 10,000                 5,000

John R. Hardesty, Director               10,000                 5,000

Directors Other than Executive           40,000                30,000
Officers as a Group

Employees Other than Executive          350,508               122,156
Officers as a Group




Certain Federal Income Tax Consequences of the Stock Incentive Plan
-------------------------------------------------------------------

     Options. An employee, officer, director or consultant who has been granted an option under the Stock Incentive Plan which is not an ISO will not realize income tax and the Company will not be entitled to a deduction at the time of grant. Upon exercise of such an option, the optionee will generally realize ordinary income in an amount measured by the excess, if any, of the Fair Market Value of the shares on the date of exercise over the Option price, and the Company will be entitled to a corresponding compensation deduction.

     Upon exercise, the Company generally will be required to withhold from the employee's wages a tax on such income. Upon a subsequent disposition of such shares, the employee will realize short-term or long-term capital gain or loss, depending on whether the Common Stock is held for more than one year after the date of exercise, with the basis for computing such gain or loss equal to the Option price plus the amount of ordinary income realized upon exercise. Under current law, long-term capital gains are taxed at a maximum rate of 28%.

     An employee who has been granted an Option which is an ISO will not realize income tax at the time of grant. Upon exercise of an ISO, an employee will not ordinarily recognize income. However, the amount by which the Fair Market Value of the Option shares on the date of exercise exceeds the purchase price is an item of tax preference for alternative minimum tax purposes in the year of exercise. In the year of sale or other taxable disposition of the shares acquired upon exercise of an ISO, an employee will recognize ordinary income or a capital gain to the extent that the sale price exceeds the exercise price. However, the transaction will only qualify for treatment as a capital gain if the sale or disposition is later than (i) two years after the Option is granted and (ii) one year after the Option is exercised. The Company receives no deduction at any time for ISOs.

     Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, the grantee will recognize ordinary compensation income in an amount equal to the cash and/or Fair Market Value of the shares received on the exercise or payment date. In general, if the Company complies with applicable withholding and reporting requirements, it will be entitled to a compensation expense deduction in the same amount and at the same time as the grantee of a Stock Appreciation Right recognizes ordinary income.

     Restricted Stock. In the absence of an election under Section 83(b) of the Internal Revenue Code (as described below), a grantee who receives Restricted Stock will recognize no income at the time of grant. When the restrictions expire, a grantee will recognize ordinary compensation income equal to the excess of the Fair Market Value of the shares on the date that the restrictions expire over the amount paid for the Restricted Stock (if any). If the restrictions applicable to a grant of Restricted Stock lapse over time (for example, if the restrictions on 20% of a grant lapse on specified anniversaries of the date of grant), the grantee will include the Fair Market Value of an appropriate portion of the shares as ordinary compensation income as the restrictions lapse. The grantee's basis in the Restricted Stock will be equal to the sum of the amount included in income on the lapse of the restrictions plus the amount paid for the shares (if any), and the holding period will begin when the restrictions lapse. Any disposition of the Restricted Stock will result in a long- or short-term capital gain or loss (depending on the length of time the Restricted Stock is held after the restrictions lapse). Prior to the lapse of the restrictions with respect to any particular shares, any dividends received by the grantee with respect to such shares will constitute compensation income in the year received. In general, if the Company complies with the applicable withholding and reporting requirements, it will be entitled to a compensation expense deduction equal to the Fair Market Value of the Restricted Stock when it is included in the grantee's income, and will also be entitled to a compensation expense deduction (in the year paid) for dividends paid to, or deferred for, the grantee in respect of Restricted Stock which remains subject to restrictions.

     If a Section 83(b) election is made within 30 days of the initial grant of Restricted Stock, the grantee must report the Fair Market Value of the Restricted Stock on the date of the grant as ordinary compensation income as of the date of grant, and the holding period will begin at the time the Restricted Stock is granted. In general, if the Company complies with the applicable withholding and reporting requirements, it will be entitled to a corresponding compensation expense deduction for the grant, but dividends on the Restricted
Stock would not be deductible (even if paid prior to the lapse of the restrictions). Any subsequent disposition of the Restricted Stock by the grantee, other than by forfeiture, would result in a capital gain or loss, which would be long- or short-term depending on the holding period. No deduction or loss is permitted to a grantee who has made the Section 83(b) election and who subsequently forfeits the Restricted Stock, other than a loss for the amount (if any) a grantee paid for the Restricted Stock, which is treated as a long- or short-term capital loss depending on the holding period. In the event of any forfeiture, the Company would be required to include as ordinary income the amount of the deduction claimed with respect to the forfeited Restricted Stock.

     Performance Units and Performance Shares. Generally, in the case of Performance Units and Performance Shares, the grantee will recognize ordinary compensation income at the end of the Performance Cycle when they are no longer subject to a substantial risk of forfeiture (subject to the special rules applicable if the Performance Units are paid in Restricted Stock) in an amount equal to the amount of cash and/or Fair Market Value of property received. In general, if the Company complies with the applicable withholding and reporting requirements, it will be entitled to a compensation expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

     Parachute Payments; Potential Excise Tax and Nondeductibility. Under certain circumstances, the accelerated vesting or exercise of Options or Stock Appreciation Rights, or the accelerated lapse of restrictions on other Awards, in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     Limitation on Deduction. Section 162(m) of the Code and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers to the extent such compensation paid to any such individual exceeds $1 million in any year. However, Section 162(m) generally allows a deduction for payments of qualified "performance-based compensation" the material terms of which have been disclosed to and approved by stockholders. The Company intends that compensation attributable to or resulting from Options and Awards (other than in respect of Restricted Stock) granted under the Plan qualify as "performance-based compensation."

     The foregoing summary is not intended to be a complete statement of the current federal income tax consequences of the grant and exercise of Options, or of the disposition of shares acquired upon exercise of such Options, or the award of SARs, Restricted Stock, Performance Units and Performance Shares pursuant to the Stock Incentive Plan. Because of the complexities of the tax law, optionees are advised to consult their own tax advisers for further information regarding such consequences.

Description of the Proposed Amendments
--------------------------------------

     The amendments to the Stock Incentive Plan described in Proposals 3 and 4 are set forth in Appendix B to this Proxy Statement in substantially the form in which they will take effect if such amendments are approved by the stockholders. The following description of the amendments to the Stock Incentive Plan is qualified in its entirety by reference to Appendix B.


PROPOSAL 3--PROPOSAL TO INCREASE THE NUMBER OF SHARES ISSUABLE
UNDER THE STOCK INCENTIVE PLAN AND TO AWARD RESTRICTED STOCK TO
NON-EMPLOYEE DIRECTORS THEREUNDER

     The Board of Directors proposes to increase the number of shares of the Common Stock available for issuance upon the exercise of Options and Awards by an additional 500,000 shares. The additional 500,000 shares would bring the total number of shares reserved under the Stock Incentive Plan to 1,500,000. Separately, as explained more fully below, the Board of Directors also proposes to amend the Stock Incentive Plan to permit the Company, at its discretion, to award Restricted Stock to the Company's non-employee directors in lieu of cash compensation.

     As of July 15, 1997 there were outstanding Options to purchase 683,500 shares of the Common Stock held by 39 individuals, of which 333, 822 were exercisable, and Awards of 100,000 restricted shares of Common Stock under the Stock Incentive Plan. The number of shares of Common Stock already subject to outstanding Options and Awards leaves only 66,500 shares of the Common Stock available for future grants of Options and Awards under the Stock Incentive Plan. Absent stockholder approval of the amendment to the Stock Incentive Plan to increase the number of shares of Common Stock available thereunder, the Board of Directors will be unable to continue making Grants and Awards under the Stock Incentive Plan once the 66,500 shares of Common Stock currently available for future such Grants have been exhausted.

     The ability to offer the Company's employees an opportunity to acquire shares of the Common Stock provides a means by which the Company may compensate its employees. By providing competitive compensation levels, the Company can attract and retain highly qualified employees. Further, the Board of Directors believes that granting Options to its employees provides an incentive to such persons to continue their service with the Company and promotes the best interests of the Company because employees have an opportunity to acquire a proprietary interest in the Company and ultimately benefit from the future success of the Company's operations through appreciation in the value of the Company's Common Stock.

     Amending the Stock Incentive Plan to permit awards of Restricted Stock to non-employee directors permits the Company to award shares of Restricted Common Stock to non-employee directors in lieu of cash compensation, thereby providing the Company with greater flexibility in the types and amounts of compensation that the Company may award to its non-employee directors. The Company's non-employee directors currently are entitled to receive cash retainers in the respective amounts of $30,000 for the Chairman and $15,000 for other non-employee directors; $7,500 for serving as the chair of a committee of the Board of Directors; and $1,000 for attendance at each regular or special meeting of the Board of Directors or any of its committees.

     For the reasons stated above, the Board of Directors (with Messrs. Spier and Lyons dissenting, See "Dissent of Messrs. Spier and Lyons,") believes that Proposal 3 is in the best interests of the Company and therefore recommends a vote in favor of Proposal 3. The Board of Directors acknowledges that current and future directors may personally benefit from the approval of the foregoing amendment to the Stock Incentive Plan. Since employee and non-employee directors are eligible to receive Options under the Stock Incentive Plan, the Board of
Directors might be viewed as having a conflict of interest in recommending Proposal 3 to the stockholders for approval. Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS (WITH MESSRS. SPIER AND LYONS DISSENTING, SEE "DISSENT
      OF MESSRS. SPIER AND LYONS") RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3


PROPOSAL 4--PROPOSAL TO GRANT REPRICED STOCK OPTIONS TO ELIGIBLE EMPLOYEES AND NON-EMPLOYEE DIRECTORS UNDER THE OPTION PLANS

     As noted above, see Proposal 3, the Company uses option grants as a means of (1) providing both employees and non-employee directors with competitive compensation, thereby attracting and retaining highly qualified employees and directors, and (2) aligning the interests of such employees and directors with those of stockholders by encouraging such employees and directors to acquire stock in the Company. To the extent that the exercise price of outstanding employee and director options exceeds the current fair market value of the Common Stock, exercise of such options is unlikely and accomplishment of the Company's objectives in granting such options is thereby impaired. Accordingly, the Board of Directors proposes to grant certain Replacement Options (as herein defined) to eligible employees and non-employee directors, as described more fully below.

     The Board of Directors proposes changes to the Stock Incentive Plan to permit the Company to cancel, at the option and upon the approval of each of the Company's non-employee directors, such non-employee director's existing Options and to grant to such non-employee director new stock options. (The Stock Incentive Plan currently allows such cancellation of employee options and the grant of replacement options therefor). Assuming the approval of such changes, the Board of Directors proposes to replace certain Employee Options and Non-Employee Director Options currently outstanding (referred to herein collectively as the "Original Options"), at the option of the holders of such Original Options, by cancelling the Original Options and simultaneously granting to the holders thereof replacement options (referred to herein as "Replacement Options") with different terms.

     If the  Company's  stockholders  approve the proposal to grant  Replacement
Options to the  Company's  employees  and  non-employee  directors,  surrendered
Original Options with an exercise price of $10 per share or more will be replaced with Replacement Options giving the holder the right to purchase one-half the number of shares of Common Stock that could have been purchased upon exercise of such holder's Original Options. Surrendered Original Options with an exercise price of less than $10 per share will be replaced with Replacement Options giving the holder the right to purchase the same number of shares of Common Stock as could have been purchased upon exercise of such holder's Original Options.

     The per share purchase price (i.e., exercise price) under each Replacement Option shall be established by the Committee at the time the Replacement Option is granted, provided that the per share exercise price shall in no event be less than 100% of the fair market value of a share of Common Stock on the date the Replacement Option is granted (110% in the case of an ISO granted to an optionee who is a Ten- Percent Stockholder). Further, each Replacement Option shall become exercisable with respect to 33-1/3% of the shares effective on the first anniversary of the date of Grant, with an additional 33-1/3% of the shares exercisable on each of the second and third anniversaries of the date of Grant. All Replacement Options shall become fully exercisable upon a Change in Control and the Committee may otherwise accelerate the exercisability of a Replacement Option at any time (See "Options -- Terms Applicable to All Options"). Each Replacement Option will terminate upon the same conditions and at such times as the Original Option; the term of each Replacement Option may not exceed ten years from the date of grant (five years in the case of an ISO granted to a Ten-Percent Stockholder).

     If the optionee is a non-employee director of the Company and the optionee's service as a director terminates for Cause, his or her Replacement Option will terminate immediately. However, if the optionee's service as a director terminates for other reasons, the optionee will be given a period of three (3) months to exercise the vested portion of his or her Replacement Option, unless the optionee's service as a director is terminated due to death or disability, in which case the optionee (or his or her representatives or heirs) will have up to twelve months to exercise the optionee's Replacement Option. The optionee will have no right with respect to the unvested portion of his or her Replacement Option if the optionee ceases to serve as a director for any reason.

     The grant of the Replacement Options results in the modification of the exercise prices of currently outstanding Options. Section 16(ii) of the Stock Incentive Plan requires the approval of the Company's stockholders prior to any amendment or adjustment of the exercise price of an Option granted under the Stock Incentive Plan, whether through amendment, cancellation or replacement of Grants, or other means of repricing such Options or SARs. Therefore, the Board of Directors is seeking the approval of the Company's stockholders prior to granting any Replacement Options to holders of options issued under the Stock Incentive Plan, in order to comply with the provisions of that plan.

     In addition, although not required to do so, the Board of Directors is also seeking the approval of the Company's stockholders prior to granting any Replacement Options to holders of options issued under Options Plans other that the Stock Incentive Plan. No Replacement Options will be issued without stockholder approval.

     As of July 15, 1997 there were an aggregate of 79 employees and directors holding 426,285 Original Options with an exercise price in excess of $7.06, the fair market value of the Common Stock on that date. The remaining 453,000 Original Options have exercise prices of less than such fair market value. The Company does not anticipate that the proposed repricing will include options having an exercise price of less than the fair market value of the Common Stock on the date of repricing. The Company plans to offer Replacement Options having an exercise price equal to the fair market value of the Common Stock on the date of grant to all eligible employees and non-employee directors who have been granted Original Options. Mr. Haddrill, President and Chief Executive Officer of the Company, in accordance with the terms of his employment agreement, is not eligible to receive and will not be granted Replacement Options and will retain his Original Options to purchase 140,000 shares of Common Stock with an exercise price in excess of the fair market value on July 15, 1997.

     The number of Original Options held by the Company's executive officers, employee directors and non-employee directors that could be surrendered and cancelled and the number of Replacement Options that such executive officers, employee directors and non-employee directors would be entitled to receive pursuant to the proposed repricing are set forth in the table below.



                            1994 STOCK INCENTIVE PLAN

                                                                           Number of
                                                                           Original
                                                                           Options with
                                                                           Exercise Price          Number of
                                   Number of                               Greater than            Replacement
                                   Original            Number of           $7.06                   Options Issuable
                                   Options             Potential           ("Potentially           in Exchange for
                                   Subject to          Replacement         Repriced                Potentially
     Optionee Group                Surrender           Options(1)          Options")(3)            Repriced Options
     --------------                ---------           ----------          ------------            ----------------
     Executive Officers:

     Richard M. Haddrill,          140,000 (2)          140,000                   --                      --
       CEO, President
       and Treasurer
     Michael L. Eide,               78,000               78,000                 50,000                 50,000
       President -- VLC
     Mark F. Spagnolo,                  --                   --                   --                      --
       CEO
     Dena J. Rosenzweig,             5,000                5,000                   --                      --
       General Counsel -
       AWI
     Susan J. Carstensen            10,000               10,000                   --                      --
       Chief Financial
       Officer
     Dennis V. Gallagher,           20,000               20,000                  --                       --
       General Counsel
       and Secretary
     Executive Officers as
       a Group                     253,000              253,000                 50,000                  50,000

     Non-Employee
     Directors

     Patricia Becker                10,000              10,000                  10,000                  10,000
     Richard M. Burt                10,000              10,000                  10,000                  10,000
     James J. Davey                 10,000              10,000                   --                       --
     John Hardesty                  10,000              10,000                   --                       --

     Non-Employee                   40,000              40,000                  20,000                  20,000
     Directors as a Group
     All Other Options
     issued under Plan             350,500             350,250                 160,500                 160,250

     TOTAL                         643,500             643,250 (3)             230,500                 230,250

----------

(1) The replacement options will have an exercise price equal to the fair market value of the Common Stock on the date of grant, and therefore the value of such options cannot be determined until grant.

(2) Pursuant to the terms of Mr. Haddrill's employment agreement of September 9, 1996, options to purchase an additional 140,000 shares granted to Mr. Haddrill in November 1994 are not subject to repricing.

(3) As of July 15,1997, the fair market value of the Company's Common Stock was $ 7.06 per share. Of the 643,500 options outstanding under this plan and subject to repricing, 413,000 options have an exercise price less than the fair market value of the Company's Common Stock on July 15, 1997. The Company does not anticipate that the proposed repricing will include options having an exercise price of less than the fair market value of the Company's Common Stock on the date of repricing.


                           1993 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS


                                                                           Number of
                                                                           Original
                                                                           Options with
                                                                           Exercise Price          Number of
                                   Number of                               Greater than            Replacement
                                   Original            Number of           $7.06                   Options Issuable
                                   Options             Potential           ("Potentially           in Exchange for
                                   Subject to          Replacement         Repriced                Potentially
      Optionee Group               Surrender           Options(1)          Options")(3)            Repriced Options
      --------------               ---------           ----------          ------------            ----------------
      Executive Officers                 n/a                   n/a                  n/a                    n/a

      Non-Employee Directors
          Patricia Becker             20,000                20,000               20,000                 20,000
          Richard Burt                20,000                20,000               20,000                 20,000
          James J. Davey              20,000                20,000                   --                     --
          William P. Lyons            20,000                10,000               20,000                 10,000

      TOTAL SHARES                   100,000                90,000               60,000                 50,000

      ----------

     (1) As of July 15,1997, the fair market value of the Company's Common Stock was $ 7.06 per share. Of the 100,000 options outstanding under this plan and subject to repricing, 40,000 options have an exercise price less than the fair market value of the Company's Common Stock on July 15, 1997. The Company does not anticipate that the proposed repricing will include options having an exercise price of less than the fair market value of the Company's Common Stock on the date of repricing.



                            1992 STOCK INCENTIVE PLAN


                                                                           Number of
                                                                           Original
                                                                           Options with
                                                                           Exercise Price          Number of
                                   Number of                               Greater than            Replacement
                                   Original            Number of           $7.06                   Options Issuable
                                   Options             Potential           ("Potentially           in Exchange for
                                   Subject to          Replacement         Repriced                Potentially
      Optionee Group               Surrender           Options(1)          Options")(3)            Repriced Options
      --------------               ---------           ----------          ------------            ----------------
      Executive Officers                --                     --                 --                      --

      Non-Employee Directors        10,000                  5,000             10,000                   5,000
      William P.Lyons

      All Other Options Issued      56,625                 28,312             56,625                  28,312
      Under Plan

      TOTAL                         66,625                 33,312             66,625                  33,312

      ----------

     (1) As of July 15,1997, the fair market value of the Company's Common Stock was $7.06 per share. Of the 66,625 options outstanding and subject to repricing, all options have an exercise price greater than the fair market value of the Company's Common Stock on July 15, 1997.


                             1991 STOCK OPTION PLAN

                                                                           Number of
                                                                           Original
                                                                           Options with
                                                                           Exercise Price          Number of
                                   Number of                               Greater than            Replacement
                                   Original            Number of           $7.06                   Options Issuable
                                   Options             Potential           ("Potentially           in Exchange for
                                   Subject to          Replacement         Repriced                Potentially
      Optionee Group               Surrender           Options(1)          Options")(3)            Repriced Options
      --------------               ---------           ----------          ------------            ----------------
      Executive Officers

      Michael L. Eide,               2,000                1,000             2,000                   1,000
        President - VLC

      Non-Employee Directors
        William Spier               10,000                5,000            10,000                   5,000

      Other Outstanding Options
                                    57,160               28,580            57,160                  28,580

      TOTAL SHARES                  69,160               34,580            69,160                  34,580

      ----------

     (1) As of July 15,1997, the fair market value of the Company's Common Stock was $7.06 per share. Of the 69,160 options outstanding and subject to repricing, all options have an exercise price greater than the fair market value of the Company's Common Stock on July 15, 1997.

     Since Proposal 4 contemplates that the repricing of outstanding options will be at the election of the holders of such options, see Proposal 4, the benefits or amounts to be received by or allocated to each such holder as a result of the proposed amendments to the stock plans and the repricing of such options are not determinable.

     For the reasons stated above, the Board of Directors (with Messrs. Spier and Lyons dissenting, see "Dissent of Messrs. Spier and Lyons") believes that Proposal 4 is in the best interests of the Company and therefore recommends a vote in favor of Proposal 4. The Board of Directors acknowledges that current and future directors may personally benefit from approval of the foregoing amendment to the Stock Incentive Plan and the grant of Replacement Options and Restricted Stock. Since employee and non-employee directors are eligible to receive Replacement Options and shares of Restricted Stock under the Stock Incentive Plan as proposed to be amended, the Board of Directors might be viewed as having a conflict of interest in recommending Proposal 4 to the stockholders for approval. Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the Meeting.

  THE BOARD OF DIRECTORS (WITH MESSRS SPIER AND LYONS DISSENTING, SEE "DISSENT
      OF MESSRS. SPIER AND LYONS") RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5 -- APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME

Proposed Amendment
------------------

     The Board of Directors (with Mr. Lyons dissenting, see "Dissent of Messrs. Spier and Lyons") has adopted, and is recommending to the stockholders for their approval at the Meeting, a resolution to change the Company's corporate name by amending Article 1 of the Company's Certificate of Incorporation in its entirety, to read as follows:

     "ARTICLE 1. The name of this corporation is Powerhouse Technologies, Inc."

     In the judgment of the Board of Directors (with Mr. Lyons dissenting, see "Dissent of Messrs. Spier and Lyons"), the change of corporate name is desirable in view of significant changes in the operating segments of the Company's business since the acquisitions of AWI and UWS, VLC's entry into the casino business and the potential expansion of Sunland Park as a racetrack/casino in 1998. In addition to developing and manufacturing video lottery terminals, the Company has expanded its focus to offer a wide range of goods and services to the gaming industry generally, while maximizing on collaborative product development, marketing and administration.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

     Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Meeting. If approved by the stockholders, the amendment to ARTICLE 1. will become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation. However, the Board of Directors will be authorized, without further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board of Directors concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

       THE BOARD OF DIRECTORS (WITH MR. LYONS DISSENTING, SEE "DISSENT OF MESSRS. SPIER AND LYONS") RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

               PROPOSAL 6 -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors (with Messrs. Spier and Lyons dissenting, see "Dissent of Messrs Spier and Lyons), has appointed KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997, and proposes that the stockholders ratify this appointment at the Meeting. KPMG Peat Marwick LLP has examined the Company's financial statements since its inception and has no relationship with the Company other than that arising from its appointment as independent auditors. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting.


THE BOARD OF DIRECTORS (WITH MESSRS SPIER AND LYONS DISSENTING,  SEE "DISSENT OF
       MESSRS. SPIER AND LYONS") RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 17, 1997 by (I) each person owning beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director and director nominee of the Company, (iii) each person named in the Summary Compensation Table appearing elsewhere herein and (iv) all executive officers and directors of the Company as a group. The information under this caption is based on representations made to the Company by individual directors or nominees and/or filings made with the SEC. Each person has sole investment and voting power with respect to the shares indicated except as otherwise shown.

                                                                  Number of Shares       Percent of Class
                                                                  ----------------       ----------------
                                                                  Beneficially Owned (1) July 17, 1997 (1)
                                                                  -------------------    ----------------

William Spier .................................................  1,496,564 (2)                    14.50%
    101 East 52nd Street, New York, NY 10022

R. B. Haave Associates, Inc. ..................................    938,000 (3)                     9.09%
    36 Grove St., New Cannan, CT  06840

Fir Tree Partners (Fir Tree, Inc., d/b/a/ Fir Tree Partners)...    781,900 (4)                     7.58%
    1211 Avenue of the Americas, 29th Floor
    New York, NY  10036

Richard M. Haddrill +, ++ .....................................    243,020 (5)(6)                  2.36%

Michael L. Eide + .............................................    173,413 (7)(8)                  1.62%

John R. Hardesty + ............................................     66,695 (9)                     *

William P. Lyons + ............................................     62,000 (10)                    *

Patricia Becker + .............................................     30,000 (11)                    *

Richard Burt + ................................................     30,000 (11)                    *

James J. Davey + ..............................................     26,243 (12)                    *

Dena J. Rosenzweig ++ .........................................      1,666 (13)                    *

Susan J. Carstensen ++ ........................................      1,098                         *

Mark F. Spagnolo + ............................................          0 (14)                    *

All directors and executive officers as a  group ..............  2,120,709  (2)(5)(6)(7)(8)        20.55%
                                                                            (9)(10)(11)
                                                                           (12)(13)(14)

----------

+    Director of the Company
++   Executive Officer of the Company
*    Denotes less than 1%

(1) Based on 10,318,730 shares of Common Stock outstanding as of the close of business on July 17,1997 and which excludes 545,454 shares of Common Stock which are held by the Company and which are deemed authorized but unissued. The share holdings in this table do not include rights to receive stock or options granted under various Company plans to directors and executive officers that do not vest (if previously unvested) and become exercisable within 60 days of July 17,1997.
(2) Based upon Schedule 13D, as amended, filed by Mr. Spier with the SEC, included in Mr. Spier's beneficial ownership are 1,197,659 shares of Common Stock purchased by various parties in an investor group who have  granted  Mr.  Spier  sole  voting and  investment  power in respect of such shares. In addition to Mr. Spier, the parties who hold these shares are Asgard Ltd., a Guernsey corporation ("Asgard"), Parkway M&A Capital Corporation, a British Virgin Islands corporation ("Parkway"), Video Investment Partners, a Delaware limited partnership ("VIP"), Gabriel Capital L.P., a Delaware limited partnership ("Gabriel"), Alpine Associates, Ltd., a New Jersey limited partnership ("Alpine"), LBN Investment Associates, L.P., a Delaware limited partnership ("LBN"), and Homer Noble, an individual ("Noble"). Asgard holds 148,307 shares; Parkway holds 7,500 shares (not including 7,500 shares previously owned by Parkway which are not controlled by Mr. Spier); VIP holds 226,167 shares; Alpine holds 370,766 shares; Gabriel holds 222,459 shares; LBN holds 148,307 shares; and Noble holds 74,153 shares. Mr. Spier holds 285,405 shares acquired as part of the investor group. These holdings represent approximately 1.44%, .07%, 2.19%, 3.59%, 2.16%, 1.44% and .72%,
     respectively, of the 10,318,730 shares outstanding as of the Record Date. Each of Asgard, Parkway, VIP, Alpine, Gabriel, LBN and Noble disclaims beneficial ownership of these securities for purposes of Schedule 13D because each has granted to Mr. Spier sole investment and voting power in respect of the shares. Also included in Mr. Spier's beneficial ownership are 3,500 shares of Common Stock owned prior to the purchases by the investor group and 10,000 shares of Common Stock which may be acquired pursuant to options currently exercisable under the Company's 1991 Stock Option Plan.
(3)  R. B. Haave  Associates,  Inc. is an Investment  Advisor  registered  under
     Section 203 of the Investment Advisors Act of 1940, with sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the shares. R. B. Haave Associates, Inc.'s holdings are reported pursuant to amendment to Schedule 13G dated January 27, 1997, as an amendment to the initial Schedule 13D, as filed on March 22, 1996.
(4) Fir Tree, Inc. is a New York corporation doing business as Fir Tree Partners ("Fir Tree Partners"), of which Mr. Jeffrey Tannenbaum is the sole shareholder, executive officer, director and principal. Mr. Tannenbaum acquired the shares through his position as principal of Fir Tree Partners for an institutional account for which Fir Tree Partners serves as trading advisor and for the account of the Fir Tree Value Fund, L.P. ("Fir Tree Value Fund") of which Mr. Tannenbaum is the general partner. Fir Tree Partner's holdings are reported pursuant to amendment to Form 13D dated
     August 4, 1995, as an amendment to the initial Form 13D, as filed on October 12, 1994. Fir Tree Partners is the beneficial owner of 781,900 shares of Common Stock of which 498,930 shares are beneficially owned by Fir Tree Partners in its capacity as investment advisor to Fir Tree LDC, a Cayman Islands limited duration company ("Fir Tree LDC"). Jeffrey Tannenbaum is the investment advisor of Fir Tree LDC and, as such, retains voting and dispositive power over the shares, and 282,970 shares are beneficially owned by Fir Tree Partners for the account of the Fir Tree Value Fund.
(5) Includes 70,000 shares of restricted stock of the Company vesting in equal installments on each of November 1,1995, 1996, 1997 and 1998 and 30,000 shares of restricted stock of the Company vesting in equal installments on each of September 9, 1997, 1998 and 1999.
(6) Includes options to purchase 140,000 shares of Common Stock, currently exercisable or which will be exercisable within 60 days, granted pursuant to the Company's 1994 Stock Incentive Plan.
(7) Includes options to purchase 2,000 shares of Common Stock currently exercisable granted pursuant to the Company's 1991 Stock Option Plan and 41,999 currently exercisable under the Company's 1994 Stock Option Plan.
(8) Includes 12,318 shares held by Mr. Eide's son as to which Mr. Eide disclaims beneficial ownership.
(9) Includes options to purchase 10,000 shares of Common Stock currently exercisable or which will be exercisable within 60 days granted pursuant to the Company's 1993 Stock Incentive Plan for Non- Employee Directors and 5,000 shares pursuant to the Company's 1994 Incentive Stock Plan .
(10) Includes options to purchase 10,000 shares of Common Stock currently exercisable granted pursuant to the Company's 1992 Stock Incentive Plan and options to purchase 20,000 shares of Common Stock currently exercisable granted pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors.
(11) Includes options to purchase 10,000 shares of Common Stock currently exercisable or which will be exercisable within 60 days, granted pursuant to the Company's 1994 Stock Incentive Plan and options to purchase 20,000 shares of Common Stock currently exercisable or which will be exercisable within 60 days, granted pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors.

(12) Includes options to purchase 7,500 shares of Common Stock currently exercisable or which will be exercisable within 60 days, granted pursuant to the Company's 1994 Stock Incentive Plan and options to purchase 15,000 shares of Common Stock currently exercisable or which will be exercisable within 60 days, granted pursuant to the Company's 1993 Stock Incentive Plan for Non-Employee Directors.
(13) Includes options to purchase 1,666 shares of Common Stock granted under the Company's 1994 Incentive Stock Plan currently exercisable or which will be exercisable within 60 days.
(14) Mr. Spagnolo resigned as a director of the Company on June 23, 1995 and, pursuant to the terms of the Company's 1992 Stock Incentive Plan and the Company's 1993 Stock Incentive Plan for Non-Employee Directors, those unvested options were forfeited on that date and those then exercisable terminated three months from the date of his resignation. (See "Employment and Certain Other Contracts.") Mr. Spagnolo was an officer of EDS and one of its wholly-owned subsidiaries which owns 545,454 shares of Common Stock and 1,912,728 shares of Series A Junior Preferred Stock of the Company. Mr. Spagnolo disclaims beneficial ownership of these securities.




                       DISSENT OF MESSRS. SPIER AND LYONS

     The Stockholder Agreement grants the Spier Group the right to designate one director other than Mr. Spier, provided such person is reasonably satisfactory to a majority of the Board of Directors. Mr. Lyons was appointed to the Board of Directors to fill this position. Since July 1996, Messrs. Spier and Lyons have expressed disagreement with certain actions of the Board of Directors and concerns with respect to certain transactions involving the Company. For the reasons described below, Messrs. Spier and/or Lyons therefore oppose certain recommendations of the Board of Directors to stockholders, decline to join in the report of the Board of Directors with respect to executive compensation and object to the dissemination of this Proxy Statement.

     Messrs. Spier and Lyons opposed both the initial appointment of Mr. Hardesty to the Board of Directors and his nomination for re-election as a director. Additionally, on May 15, 1997, Mr. Spier expressed concern with respect to purchases of the Company's Common Stock by Mr. Hardesty during the month of April 1997, as reported to the SEC on Form 4, Statement of Changes in Beneficial Ownership. Mr. Spier suggested that Mr. Hardesty may have been in possession of material non-public information about the Company when he made such purchases, and questioned whether those purchases complied with Company policy regarding purchases and sales of Company securities by directors as well as relevant securities laws. In view of his concerns, Mr. Spier requested that Mr. Hardesty resign from the Board of Directors, which Mr. Hardesty declined to do. In addition, Messrs. Spier and Lyons demanded an investigation into these matters and the Board of Directors referred the matter to independent outside counsel for review. Such counsel has advised the Company that it does not appear that Mr. Hardesty's purchases violated either Company policy or relevant securities laws.

     Further, Messrs. Spier and Lyons have asserted that the decision of the Board of Directors not to nominate Mr. Lyons for re-election as a Class 3 director violates the Spier Group's right under the Stockholder Agreement to designate on director other than Mr. Spier, provided such person is reasonably satisfactory to a majority of the Board of Directors.

     Messrs. Spier and Lyons also opposed the appointment of Mr. Haddrill as the Company's chief executive officer. Mr. Lyons believes that prior to such appointment the Board of Directors or the Compensation Committee of the Board of Directors should have conducted a formal evaluation of Mr. Haddrill's qualifications for that office.

     Messrs. Spier and Lyons have also expressed the view that all executive compensation decisions should be made by the Board of Directors following review and recommendation by the Compensation Committee. Because the Compensation Committee did not meet during 1996 and the Board of Directors established and was responsible for the Company's executive compensation program for 1996, Messrs. Spier and Lyons have respectfully declined to join in the Report on Executive Compensation provided herein.

     In addition, Mr. Lyons has indicated his opposition to Proposal 5 on the ground it is confusing and Messrs. Spier and Lyons have indicated their opposition to Proposals 2, 3 and 4 on the ground that those proposals represent waste of corporate assets.

     Finally, Mr. Lyons voted against the Board's appointment of KPMG Peat Marwick LLP ("Peat Marwick") to serve as the Company's independent auditors for the fiscal year ending December 31, 1997 and, although Mr. Spier did not vote against such appointment, he has since indicated his opposition thereto. Messrs. Spier and Lyons therefore oppose the recommendation of the Board of Directors that stockholders approve Proposal 6. The objections of Messrs. Spier and Lyons relate primarily to Peat Marwick's advice regarding review procedures described in the report of the independent members of the Board of Directors and the report of the Company's director of internal audit relating to certain payments made by the Company to IEP. More specifically, the basis for their opposition was their belief that Peat Marwick should have recommended that the Board of Directors conduct additional procedures to verify independently that services were actually provided to the Company by IEP (see "Compensation Committee Interlocks and Insider Participation") and that Peat Marwick had not promptly acted to recommend changes in the Company's system of internal controls regarding such payments. The Board of Directors, however, upon reviewing the advice of Peat Marwick regarding the reports of the independent members of the Board of Directors and the Company's director of internal audit prepared in connection with this matter, concluded that Peat Marwick had properly discharged its duties to the Company with respect to the IEP payments. Therefore, the Board of Directors determined to appoint Peat Marwick as the Company's independent auditors for the fiscal year ending December 31, 1997 despite the objections of Messrs. Spier and Lyons to that appointment.

     For the foregoing reasons, Messrs. Spier and/or Lyons have opposed the recommendations of the Board of Directors with respect to Proposals 1, 2, 3, 4, 5 and 6, have respectfully declined to join in the report of the Board of Directors with respect to executive compensation and have objected to the dissemination of this Proxy Statement.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file by specific dates with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Officers, directors and greater than ten- percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report any failure to file by the relevant due date any of these reports based solely on the Company's review of copies of such reports furnished to it and written representations received by the Company that the filing of a Form 5 was not required. Based upon this review, the Company is not aware of any person who at any time during 1996, was a director, officer or a beneficial owner of ten percent or more of any class of equity securities of the Company registered pursuant to the Exchange Act who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during 1996.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters to come before the Meeting other than those described in this Proxy Statement. However, if any matters should properly come before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy with respect to those other matters in accordance with their best judgment.

                           ANNUAL REPORT AND FORM 10-K

     A copy of the Company's 1996 Annual Report to Stockholders, consisting of the Company's Form 10-K for the year ended December 31, 1996, as filed with the SEC (including financial statements and schedules but without exhibits), is being mailed with this Proxy Statement. It is not intended for consideration as proxy solicitation material. Copies of exhibits to the Form 10-K will be furnished to record and beneficial holders of the Common Stock upon request for a nominal charge. All requests should be directed to: Video Lottery Technologies, Inc., 2311 South 7th Avenue, Bozeman, Montana 59715, Attention:
Shareholder Relations.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a stockholder to be included in the Company's proxy statement for its 1998 Annual Meeting must be received at the Company's principal executive offices, 2311 South 7th Avenue, Bozeman, MT 59715, not later than the close of business on the date which is 120 calendar days in advance of the first anniversary of the date of this Proxy Statement (i.e., by the close of business on April 2, 1998), unless the date of the 1998 Annual Meeting changes by more than 30 days from the date of the 1997 Annual Meeting, in which case proposals must be received by the Company a reasonable time before the release of the proxy statement.


                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ RICHARD BURT

                              Chairman of the Board
July 31, 1997

                                                                      Appendix A
                             AMENDMENT NO. 3 TO THE
                        VIDEO LOTTERY TECHNOLOGIES, INC.
                        1991 EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to Section 9.03 of the Video Lottery Technologies, Inc.1991 Employee Stock Purchase Plan, as amended (as so amended, the "Plan"), VIDEO LOTTERY TECHNOLOGIES, INC., a Delaware corporation ( the "Corporation"), does hereby amend the Plan as follows:

     1. Section 10.03 of the Plan is hereby amended by deleting Section 10.03 of the Plan in its entirety and substituting the following in lieu thereof:

          "Section 10.03 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed the sum of (a) the shares purchased for Purchase Periods 1991, 1992, 1993, 1994, and 1995 totaling 180,208, (b) the largest number of whole shares of Common Stock that an be purchased for Purchase Period 1996 at the price specified in Section 4.02 with the entire credit balance in all Participant's Stock Purchase Accounts as of the last business day of said Purchase Period 1196 (117,075), and (c) up to 402,717 additional shares of Common Stock reserved for issuance upon future purchases of shares by Participants."

     Except as specifically amended hereby, all other terms and provisions of the Plan shall remain in full force and effect. If not otherwise defined herein, all capitalized terms contained in this Amendment shall have the meanings ascribed to them in the Plan.

     IN WITNESS WHEREOF, pursuant to the authority granted to the undersigned by the Board of Directors of the Corporation, the Plan is hereby amended, effective as of this _____ day of _______________________, 1997.

                                        VIDEO LOTTERY TECHNOLOGIES, INC.



                                        --------------------------------------
                                        RICHARD M. HADDRILL, President,
                                        Chief Executive Officer and Treasurer



                                       A1

                                                                      Appendix B


                             AMENDMENT NO. 1 TO THE
                        VIDEO LOTTERY TECHNOLOGIES, INC.
                            1994 STOCK INCENTIVE PLAN

     WHEREAS, VIDEO LOTTERY TECHNOLOGIES, INC., a Delaware corporation ( the "Corporation"), maintains the Video Lottery Technologies, Inc. 1994 Stock Incentive Plan (the "Plan"); and

     WHEREAS, pursuant to Section 15 of the Plan, the Corporation's Board of Directors may at any time or from time to time amend, modify or suspend the Plan.

     NOW, THEREFORE, effective as of the date hereof, but subject to stockholder approval, the Plan is hereby amended as follows:

     1. Section 5.1 of the Plan is hereby amended by deleting Section 5.1 of the Plan in its entirety and substituting the following in lieu thereof:

          "5.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 1,500,000, which may be treasury Shares, authorized but unissued Shares or Shares purchased in the market for issuance upon the exercise of outstanding Options or the grant of Awards under the Plan; provided, however, that such maximum number shall be increased to the extent that any such shares granted under the Plan are purchased in the market; and provided further that the maximum number of Shares that any Eligible Employee may receive pursuant to the plan in respect of Options and Awards may not exceed 400,000 Shares. Upon a Change in Capitalization the maximum number of Shares (both in the aggregate under the Plan and with respect to each Eligible Employee) shall be adjusted in number and kind pursuant to Section 13. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

     2. Section 10.1 of the Plan is hereby amended by deleting Section 10.1 of the Plan in its entirety and substituting the following in lieu thereof:

          "10.1 Grant. The Committee may grant to Eligible Employees and Nonemployee Directors Awards of Restricted Stock, and may issue Shares of Restricted Stock in payment in respect of vested Performance Unites (as hereinafter provided in Section 11.2), which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be place on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 10."

     3. Except as specifically amended hereby, all other terms and provisions of the Plan shall remain in full force and effect. If not otherwise defined herein, all capitalized terms contained in this Amendment shall have the meanings ascribed to them in the Plan.

     IN WITNESS WHEREOF, pursuant to the authority granted to the undersigned by the Board of Directors of the Corporation, the Plan is hereby amended, effective as of this ____ day of ____________, 1997.

                                      VIDEO LOTTERY TECHNOLOGIES, INC.


                                      -------------------------------------
                                      RICHARD M. HADDRILL, President,
                                      Chief Executive Officer and Treasurer

                                       B1

                                                                   Appendix B


                             AMENDMENT NO. 2 TO THE
                        VIDEO LOTTERY TECHNOLOGIES, INC.
                            1994 STOCK INCENTIVE PLAN

     WHEREAS, VIDEO LOTTERY TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), maintains the Video Lottery Technologies, Inc. 1994 Stock Incentive Plan, as amended (as so amended, the "Plan"); and

     WHEREAS, pursuant to Section 15 of the Plan, the Corporation's Board of Directors may at any time or from time to time amend, modify or suspend the Plan.

     NOW, THEREFORE, effective as of the date hereof, but subject to stockholder approval, the Plan is hereby amended as follows:

     1. Section 3 of the Plan is hereby amended by deleting Section 3.24 of the Plan in its entirety and substituting the following in lieu thereof:

          "3.24 "Option" means an Employee Option, a Director Option or a Replacement Director Option, or any or all of them."

     2. Section 3 of the Plan is hereby amended by adding the following  Section
3.33 immediately  following Section 3.32 thereof and renumbering former Sections
3.33 through 3.41 as Sections 3.34 through 3.42, respectively:

          "3.33 "Replacement Director Option" means an Option granted pursuant to Section 6.5."

     3. Section 6.4 of the Plan is hereby amended by deleting Section 6.4 of the Plan in its entirety and substituting the following in lieu thereof:

          "6.4 Duration. Each Director Option or Replacement Director Option (as hereinafter defined) shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

          (a) If an Optionee's service as a Director terminates for any reason other than Disability, or death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full.

          (b) If an Optionee's service as a Director terminated by reason of the Optionee's resignation or removal from the Board, in either case, due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date the Optionee's service as Director terminated, after which time the Option shall automatically terminate in full.

          (c) If an Optionee's service as a Director terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

          (d) If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in Clause (a) or
     (b) of this Section 6.4, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the

                                       B2

     Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director."

     4. Section 6 of the Plan is hereby amended by adding the following  Section
6.5 immediately following Section 6.4 thereof:

               "6.5 Replacement Director Options. The Committee may, in its sole discretion but subject to Sections 15 and 16 of the Plan, replace any outstanding Director Option with an Option to purchase any number of Shares up to an aggregate of 10,000 Shares (subject to adjustment as provided in Section 13) at a purchase price equal to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of grant (a "Replacement Director Option"). Each holder of a Replacement Director Option shall be entitled to purchase, in whole at any time or in part from time to time, one third (1/3) of the total number of Shares covered by the Replacement Director Option after the expiration of one (1) year from the date of grant, an additional one-third (1/3) of the total number of Shares covered by the Replacement Director Option after the expiration of the second anniversary of the date of grant and the final one-third (1/3) of the total number of Shares covered by the Replacement Director Option after the expiration of the third anniversary of the date of grant, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided during the remaining period of the term of such Replacement Director Option."

     5. Except as specifically amended hereby, all other terms and provisions of the Plan shall remain in full force and effect. If not otherwise defined herein, all capitalized terms contained in this Amendment shall have the meanings ascribed to them in the Plan.

     IN WITNESS WHEREOF, pursuant to the authority granted to the undersigned by the Board of Directors of the Corporation, the Plan is hereby amended, effective as of this ____day of _____________, 1997.

                                      VIDEO LOTTERY TECHNOLOGIES, INC.


                                      --------------------------------------
                                      RICHARD M. HADDRILL, President,
                                      Chief Executive Officer and Treasurer

                                       B3